PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 1, 1999)
                                 $3,700,000,000
                                                                  [CONSECO LOGO]
                                 CONSECO, INC.

                       SENIOR MEDIUM-TERM NOTES, SERIES C
                    SUBORDINATED MEDIUM-TERM NOTES, SERIES C
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                            ------------------------
THE NOTES:

- We will offer notes from time to time and specify the terms and conditions of each issue of notes in a pricing supplement.

- The notes will be either the senior unsecured debt securities of Conseco or will be the subordinated unsecured debt securities of Conseco.

- The notes will have stated maturities of nine months or more from the date they are originally issued.

- We will pay amounts due on the notes in U.S. dollars or any other consideration described in the applicable pricing supplement.

- The notes may bear interest at fixed or floating rates or may not bear any interest. If the notes bear interest at a floating rate, the floating rate may be based on one or more indices or formulas plus or minus a fixed amount or multiplied by a factor.

- We will specify whether the notes can be redeemed or repaid before their maturity and whether they are subject to mandatory redemption, redemption at our option or repayment at your option.

 INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE S-3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                    AGENT'S DISCOUNTS         PROCEEDS, BEFORE EXPENSES,
                         PUBLIC OFFERING PRICE       AND COMMISSIONS                  TO CONSECO
                         ---------------------      -----------------         --------------------------
Per note.............            100%                  .125%-.750%                 99.875%-99.250%
Total(1).............       $3,700,000,000        $4,625,000-$27,750,000    $3,695,375,000-$3,672,250,000

-------------------------
(1) Or the equivalent in one or more foreign or composite currencies.

     We may sell notes to the agents referred to below as principals for resale at varying or fixed offering prices or through the agents as agent using their reasonable efforts on our behalf. We may also sell notes without the assistance of the agents, whether acting as principal or as an agent. We may from time to time use agents other than those listed below.

     If we sell other securities referred to in the accompanying prospectus, the amount of notes that we may offer and sell under this prospectus supplement will be reduced.
                            ------------------------

MERRILL LYNCH & CO.
       BANC OF AMERICA SECURITIES LLC
              CHASE SECURITIES INC.
                      DEUTSCHE BANC ALEX. BROWN
                              FIRST UNION SECURITIES, INC.
                                    GOLDMAN, SACHS & CO.
                                           LEHMAN BROTHERS
                                                SG COWEN
                                                     WARBURG DILLON READ LLC
                            ------------------------

           The date of this prospectus supplement is October 7, 1999.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                PAGE
                                                                ----
Risk Factors................................................     S-3
Use of Proceeds.............................................     S-5
Description of the Notes....................................     S-5
Special Provisions Relating to Foreign Currency Notes.......    S-25
United States Federal Income Taxation.......................    S-27
Supplemental Plan of Distribution...........................    S-35
Validity of the Notes.......................................    S-37

                                   PROSPECTUS

                                                                PAGE
                                                                ----
About this Prospectus.......................................       3
Where You Can Find More Information.........................       3
The Securities We May Offer.................................       4
Conseco, Inc................................................       4
The Conseco Trusts..........................................       5
Use of Proceeds.............................................       5
Ratios of Earnings to Fixed Charges, Earnings to Fixed
  Charges and Preferred Stock Dividends and Earnings to
  Fixed Charges, Preferred Stock Dividends and Distributions
  on Company-Obligated Mandatorily Redeemable Securities of
  Subsidiary Trusts.........................................       6
Description of Debt Securities..............................       6
Description of Capital Stock................................      17
Description of Depositary Shares............................      20
Description of Warrants.....................................      23
Description of Preferred Securities of the Conseco Trusts...      24
Description of Guarantees...................................      25
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................      28
Plan of Distribution........................................      29
Special Note Regarding Forward-Looking Statements...........      31
Legal Matters...............................................      31
Experts.....................................................      32

     References in this prospectus supplement to "Conseco", "we", "us" and "our" are to Conseco, Inc.

                                  RISK FACTORS

     Your investment in these notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider the following discussion of risks and the other information included or incorporated by reference to this prospectus supplement or the accompanying prospectus before deciding whether an investment in these notes is suitable for you. These notes are not an appropriate investment for you if you are unsophisticated with respect to any of the significant components of the structure of these notes.

STRUCTURE RISKS OF NOTES INDEXED TO INTEREST RATE, CURRENCY OR OTHER INDICES OR FORMULAS

     If you invest in notes indexed to one or more interest rate, currency or other indices or formulas, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you may expect. We have no control over a number of matters that are important in determining the existence, magnitude and longevity of these risks and their results. Some examples of matters beyond our control are economic, financial and political events. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in that index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in notes denominated in a foreign currency entails significant risks that are not associated with similar investments denominated and payable in United States dollars. Significant changes in the rate of exchange between the United States dollar and the note's denominated currency and the possibility of the imposition or modification of exchange controls by the foreign government are just two of the many possible risks. These types of risks generally depend on factors over which we have no control, such as economic, financial and political events as well as the supply and demand for the applicable currencies or composite currencies. In addition, if the formula used to determine the amount of principal, premium or interest, if any, payable includes a multiplier or leverage factor, the effect of any change in the currencies or composite currencies will be magnified. In recent years, rates of exchange between the United States dollar and foreign or composite currencies have been highly volatile and this volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of the note's currency against the United States dollar would result in a decrease in the United States dollar-equivalent yield of the note.

     Exchange controls imposed by foreign governments could affect exchange rates as well as the availability of the note's currency prior to payment dates. Even if there are no exchange controls, it is possible that the note's currency would not be available on the payment date due to other circumstances beyond our control. In such cases, we will be entitled to satisfy our obligations regarding the notes in United States dollars. See "Special Provisions Relating to Foreign Currency Notes -- Availability of Specified Currency" on page S-26.

REDEMPTION MAY ADVERSELY AFFECT YOUR RETURN ON THE NOTES

     If your notes are redeemable at our option or are otherwise subject to mandatory redemption, we may, in the case of optional redemption, or must, in the case of mandatory redemption, redeem your notes at times when prevailing interest rates may be relatively low. Accordingly, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes just redeemed.

THERE MAY BE AN UNCERTAIN TRADING MARKET FOR YOUR NOTES

     We cannot assure you a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness may affect the trading market of your notes. These factors include:

     - the complexity and volatility of the index or formula applicable to the notes;

     - the method of calculating the principal, premium and interest of the notes;

     - the time remaining to the maturity of the notes;

     - the outstanding amount of the notes;

     - the redemption features of the notes;

     - the amount of other securities linked to the index or formula applicable to the notes; and

     - the level, direction and volatility of market interest rates generally.

     In addition, because some notes were designed for specific investment objectives or strategies, these notes may have a more limited trading market and may experience more price volatility. There also may be a more limited number of buyers for these notes. These factors may affect the price you receive for the notes or your ability to sell the notes at all. You should not purchase notes unless you understand and know you can bear the related investment risks.

OUR CREDIT RATINGS MAY NOT REFLECT ALL RISKS OF AN INVESTMENT IN THE NOTES

     Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed above on the value of your notes.

SUBORDINATION

     All subordinated notes issued under the subordinated indenture will be unsecured, subordinate and junior in right of payment to all of our senior indebtedness. Along with the senior notes, the subordinated notes will be effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries. At June 30, 1999, the aggregate amount of our senior indebtedness and liabilities and obligations of our subsidiaries that would have effectively ranked senior to the subordinated notes was approximately $40 billion. Senior indebtedness is:

     - all of our indebtedness (whether outstanding on the date of the subordinated indenture or created, incurred or assumed after that date) for borrowed money or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

     - any indebtedness of any other person of the kind described in the preceding bullet point for the payment of which we are responsible or liable as guarantor or otherwise; and

     - amendments, renewals, extensions and refundings of any indebtedness described in the preceding bullet points.

     Senior indebtedness continues to be entitled to the benefits of the subordination provisions of the subordinated indenture irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. However, senior indebtedness does not include:

     - any of our indebtedness to any of our subsidiaries;

     - indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business; and

     - any indebtedness which by its terms is expressly made equal or subordinated in terms of ranking to the subordinated notes.

                                USE OF PROCEEDS

     We expect to use the net proceeds we receive from the sale of any notes for the reduction of indebtedness, for the financing of acquisitions and for other general corporate purposes.

                            DESCRIPTION OF THE NOTES

     The senior notes will be issued under a senior indenture, dated as of November 13, 1997, as amended, between Bank of New York, as successor to LTCB Trust Company, as trustee, and us. The subordinated notes will be issued under a subordinated indenture, dated as of July 21, 1999 between Harris Trust and Savings Bank, as trustee, and us. The senior and subordinated notes and the two indentures, copies of which have been filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, are more fully described in the accompanying prospectus.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither our agents nor we have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither our agents nor we are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front cover of the applicable pricing supplement.

     THE FOLLOWING DESCRIPTION OF NOTES WILL APPLY UNLESS OTHERWISE SPECIFIED IN AN APPLICABLE PRICING SUPPLEMENT.

TERMS OF THE NOTES

     All of our senior notes issued and to be issued under our senior indenture are unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt. All of our subordinated notes issued and to be issued under our subordinated indenture will be unsecured and will be subordinate and junior in right of payment to all of our senior indebtedness as described in the subordinated indenture, including the senior notes. Because we are a holding company, our right to receive any distribution of the assets of any subsidiary upon its liquidation for any reason may be subject to the prior claims of the creditors of that subsidiary. This means that your rights to receive a distribution may also be subject to the prior claims of those creditors. To the extent that a bankruptcy court recognizes our claims as a creditor of that subsidiary, we, and therefore you, may be able to receive distributions from the winding up of a subsidiary, but there can be no guarantee that a court will decide in that way.

     The indentures do not limit the aggregate principal amount of notes that we may issue. We may issue either senior or subordinated notes from time to time in single series or in two or more separate series up to the aggregate principal amount authorized by us for each series. We may, without your consent, provide for the issuance of notes under our indentures in addition to the $3,700,000,000 aggregate principal amount of notes offered by this prospectus supplement. The aggregate principal amount of notes that may be offered and sold by this prospectus supplement may be reduced by the sale of other securities under the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

     The notes will be offered on a continuing basis and will mature on a day nine months or more from the date of issue, as agreed to by the purchaser and us. Interest-bearing notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Notes may be issued at significant discounts from their principal amount payable at stated maturity. Notes may be issued on any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at our option, repayment at your option or otherwise. Some notes may not bear interest.

     Unless otherwise indicated in a note and in that note's pricing supplement, the notes will be denominated in United States dollars and we will make payments of principal, premium, if any, and interest on the notes in United States dollars. See "Special Provisions Relating to Foreign Currency Notes" on page S-25 for more information.

     Interest rates, interest rate formulae and other variable terms of the notes are subject to change by us, but no change will affect any note already issued or as to which we have accepted an offer to purchase.

     Each note will be issued in fully registered book-entry form or certificated form, in denominations of $1,000 and integral multiples of $1,000, unless otherwise specified in the note's pricing supplement. Notes in book-entry form may be transferred or exchanged only through a participating member of The Depository Trust Company, also known as the depository, or any other depository that is identified in the pricing supplement. See "--Book-Entry Notes" on page S-22 for more information. Registration of transfer of notes in certificated form will be made at the corporate trust office of the trustee. There will be no service charge for any registration of transfer or exchange of notes. We may, however, require payment to cover any tax or other governmental charge due in connection with any transfer or exchange, other than exchanges that do not involve a transfer.

     We will make payments of principal, premium and interest, if any, on notes in book-entry form through the trustee to the depository or its nominee. See "--Book-Entry Notes" on page S-22 for more information. Unless otherwise specified in the pricing supplement, if you own notes in book-entry form that are denominated in a currency other than United States dollars and you want to receive all or any of the payments in that currency:

     - in the case of a payment of interest, you must notify your broker on or before the regular record date; and

     - in the case of principal or premium, you must notify your broker on or before the sixteenth day, whether or not a business day, before stated maturity of the note.

Your broker must then notify the depository of any election on or before the third business day after the regular record date. The depository must then notify the paying agent of your request on or before the fifth business day after the regular record date. If complete instructions are received by your broker and forwarded by your broker to the depository, and then forwarded by the depository to the paying agent, on or before the relevant dates, then you will receive payments in the same currency as the notes are denominated.

     In the case of notes in certificated form, we will make payment of principal or premium, if any, at the stated maturity of each note in immediately available funds upon presentation of the note. In the case of any repayment on an optional repayment date, we will make payment of principal or premium, if any, upon submission of a duly completed election form as required by the provisions described below. These payments will be made at the corporate trust office of the trustee or its affiliate in the city of New York or at any other place we may designate. Payment of interest due at maturity will be made to the person to whom payment of the principal is made. Payment of interest due on notes in certificated form other than at maturity will be made at the corporate trust office of the trustee or, at our option, by check mailed to the address of the person entitled to receive payment as the address shall appear in the security register. However, a holder of $10,000,000 or more in aggregate principal amount of notes in certificated form having the same interest payment dates may be able to receive interest payments by wire transfer of immediately available funds. If we agree and if the trustee has received appropriate wire transfer instructions in writing not less than 15 days prior to the next interest payment date, then future interest payments, other than at maturity, may be made as requested. Any wire instructions received by the trustee shall remain in effect until revoked by the holder.

     A business day is any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to non-United States dollar-denominated notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the principal financial center, as described below, of the country issuing the specified currency or, if the specified currency is Euro, the day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open; provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London business day. A London business day is a day on which commercial banks are open for business, including dealings in the Index Currency, as defined below, in London.

     The following are the principal financial centers for the respective currencies:

                    CURRENCY                         PRINCIPAL FINANCIAL CENTER
                    --------                         --------------------------
United States dollars............................    New York
Australian dollars...............................    Sydney and Melbourne
Canadian dollars.................................    Toronto
Deutsche marks...................................    Frankfurt
Dutch guilders...................................    Amsterdam
South African rand...............................    Johannesburg
Swiss francs.....................................    Zurich
All other currencies.............................    Capital city of the country

TRANSACTION AMOUNT

     The interest rates of the notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any transaction. We may offer notes with similar variable terms but different interest rates concurrently at any time. We may also concurrently offer notes having different variable terms to different investors.

REDEMPTION AT OUR OPTION

     Unless otherwise specified in the pricing supplement, the notes will not be subject to any sinking fund. We may redeem the notes at our option prior to their stated maturity only if an initial redemption date is specified in the notes and in the pricing supplement. If indicated in the pricing supplement, we may redeem the notes in whole or in part at our option on any date on and after the initial redemption date specified in the pricing supplement. At the time of redemption, we will pay the redemption price together with interest on the principal of the note payable to the redemption date, unless otherwise specified in the pricing supplement, not more than 60 nor less than 30 days before the redemption date. We will redeem the notes in increments of $1,000, provided that any remaining principal amount will be an authorized denomination of the note. Unless otherwise specified in the pricing supplement, the redemption price will initially be a percentage above 100% of the principal amount specified in the pricing supplement. This percentage shall decline at each anniversary of the initial redemption date by a percentage specified in the pricing supplement until the redemption price is 100% of the principal amount.

REPAYMENT AT YOUR OPTION

     If so indicated in the pricing supplement, we will repay the notes in whole or in part at your option on any optional repayment date specified in the pricing supplement. If no optional repayment date is indicated, the note will not be repayable at your option before its stated maturity. Any repayment in part will be in an amount equal to $1,000 or integral multiples of $1,000, provided that any remaining principal amount will be an authorized denomination of the note. The repurchase price for any note so repurchased will be 100% of the principal amount to be repaid, together with interest on the principal payable to the date of repayment, or another repurchase price specified in the pricing supplement. For any note to be repaid, the trustee must receive your request at its office in the city of New York, not more than 60 nor less than 30 days before the optional repayment date, together with:

     - in the case of a note in certificated form, the note and the form entitled "Option to Elect Repayment" duly completed; or

     - in the case of a note in book-entry form, instructions to repay from the beneficial owner of the notes to the depository and forwarded by the depository.

The trustee must receive notices of elections from you by 5:00 p.m., New York City time, on the last day for giving notice. Your exercise of the repayment option will be irrevocable.

     Only the depository may exercise the repayment option in respect of global securities representing notes in book-entry form. Accordingly, if your notes are in book-entry form, you must have your broker direct the depository to exercise the repayment option on your behalf by forwarding the repayment instructions to the trustee. In order to ensure that the trustee receives the instructions on a particular day, you must so instruct your broker before your broker's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, as owners of notes in book-entry form you should consult your broker for their respective deadlines. All instructions given to your broker relating to the option to elect repayment will be irrevocable. See "-- Book-Entry Notes" on page S-22 for more information.

     If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934 and the rules promulgated under that law and any other securities laws or regulations in connection with any repayment at the option of the holder.

     We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

INTEREST

     Each note will bear interest from the date of issue at the rate per year (including zero percent) or, in the case of a floating rate note, pursuant to the interest rate formula stated in the note and in the pricing supplement. Each note will continue to bear interest until the principal of the note is paid or made available for payment. Interest will be payable in arrears on each interest payment date specified in the pricing supplement and at maturity. If a note is originally issued between a regular record date and the related interest payment date, the first payment of interest will not be made until the interest payment date after the next succeeding regular record date. The regular record date will be the fifteenth calendar day immediately preceding the related interest payment date regardless of whether that day is a business day or not, unless otherwise specified in the pricing supplement.

     FIXED RATE NOTES

     Unless otherwise specified in the pricing supplement, each fixed rate note will bear interest from, and including, the date of issue, at the rate per annum stated on the face of the note until the principal amount of the note is paid or made available for payment. Interest payments on fixed rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid with respect to the applicable fixed rate notes, to, but excluding, the related interest payment date or the maturity date, as the case may be. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

     Unless otherwise specified in the pricing supplement, interest on fixed rate notes will be payable semiannually on January 15 and July 15 of each year and at maturity. If any interest payment date or the maturity of a fixed rate note falls on a day that is not a business day, the payment of principal, premium, if any, and/or interest will be made on the next succeeding business day as if made on the date the payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or maturity, as the case may be.

     FLOATING RATE NOTES

     Each pricing supplement will specify the terms of the floating rate note being delivered, including:

     - whether the floating rate note is:

      - a "Regular Floating Rate Note";

      - an "Inverse Floating Rate Note"; or

      - a "Floating Rate/Fixed Rate Note";

     - the interest rate basis or bases;

     - the initial interest rate;

     - the interest reset dates;

     - the interest payment dates;

     - the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated;

     - the maximum interest rate and minimum interest rate, if any;

     - the number of basis points to be added to or subtracted from the related interest rate basis or bases (the "Spread");

     - the percentage of the related interest rate basis or bases by which the interest rate basis or bases will be multiplied to determine the applicable interest rate (the "Spread Multiplier");

     - if one or more of the specified interest rate bases is LIBOR, the LIBOR Currency, the Index Maturity and the Designated LIBOR Page; and

     - if one or more of the specified Interest Rate Bases is the CMT Rate, the Designated CMT Telerate Page and Designated CMT Maturity Index.

     The interest rate borne by the floating rate notes will be determined as follows.

     Regular Floating Rate Notes. Floating rate notes will be a "Regular Floating Rate Note" unless the note:

     - is designated as a Floating Rate/Fixed Rate Note;

     - is an Inverse Floating Rate Note;

     - has an Addendum attached relating to a different interest rate formula;
       or

     - has "Other Provisions" apply relating to a different interest rate.

     Except as described below or in the pricing supplement, Regular Floating Rate Notes will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

     - plus or minus the applicable Spread, if any; and/or

     - multiplied by the applicable Spread Multiplier, if any.

     The interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate. Commencing on the first Interest Reset Date, the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date.

     Floating Rate/Fixed Rate Notes. If a floating rate note is designated as a "Floating Rate/Fixed Rate Note", it will bear interest at the rate determined by reference to the interest rate basis or bases:

     - plus or minus the Spread, if any; and/or

     - multiplied by the Spread Multiplier, if any.

     Commencing on the first Interest Reset Date, the rate at which interest on the applicable Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that:

     - the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate; and

     - the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to maturity will be the Fixed Interest Rate, if the rate is specified in the pricing supplement, or if no Fixed Interest Rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

     Inverse Floating Rate Notes. If a floating rate note is designated as an "Inverse Floating Rate Note", except as described below, it will bear interest equal to the Fixed Interest Rate specified in the related pricing supplement minus the rate determined by reference to the interest rate basis or bases:

     - plus or minus the Spread, if any; and/or

     - multiplied by the Spread Multiplier, if any.

     However, unless otherwise specified in the pricing supplement, the interest rate on the Inverse Floating Rate Note will not be less than zero percent. The interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate. Commencing on the first Interest Reset Date, the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date.

     Interest on floating rate notes will be determined by reference to interest rate basis or bases, which may be one or more of:

     - the CD Rate;

     - the CMT Rate;

     - the Commercial Paper Rate;

     - the Eleventh District Cost of Funds Rate;

     - the Federal Funds Rate;

     - LIBOR;

     - the Prime Rate;

     - the Treasury Rate; or

     - any other interest rate basis or interest rate formula that is specified in the pricing supplement.

     "CD Rate" means:

          (1) the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the pricing supplement published in H.15(519) under the heading "CDs (secondary market)";

          (2) if the rate referred to in clause (1) above is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable pricing supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)";

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York, which may include the agents or their affiliates, selected by the calculation agent for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time; or

          (4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3) above, the CD rate in effect on the applicable Interest Determination Date.

     "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/ releases/h15/update, or any successor site or publication.

     "CMT Rate" means:

          (1) the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities... Federal Reserve Board Release
     H.15 ... Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index for:

             (a) if the Designated CMT Telerate Page is 7051, the rate on the applicable Interest Determination Date; and

             (b) if the Designated CMT Telerate Page is 7052, the weekly or the monthly average, as specified in the applicable pricing supplement, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related Interest Determination Date falls; or

          (2) if the rate referred to in clause (1) is no longer displayed on the relevant page or is not so displayed by 3:00 P.M., New York City time, on the related calculation date, the treasury constant maturity rate for the Designated CMT Maturity Index published in H.15(519); or

          (3) if the rate referred to in clause (2) is no longer published or is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury constant maturity rate for the Designated CMT Maturity Index, or other United States Treasury rate for the Designated CMT Maturity Index, for the applicable Interest Determination Date with respect to the applicable Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519); or

          (4) if the rate referred to in clause (3) is not so published by 3:00 P.M., New York City time, on the applicable calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York, which may include the agent or its affiliates (each, a "Reference Dealer"), selected by the calculation agent from five Reference Dealers selected by the calculation agent after eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than Designated CMT Maturity Index minus one year; or

          (5) if the calculation agent is unable to obtain three applicable Treasury Note quotations as referred to in clause (4), the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers in The City of New York selected by the calculation agent from five Reference Dealers selected by the calculation agent after eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million; or

          (6) if three or four and not five Reference Dealers are quoting as referred to in clause (5) above, the rate will be calculated by the calculation agent as the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of quotes will be eliminated; or

          (7) if fewer than three Reference Dealers selected by the calculation agent are quoting as mentioned in clause (6), the rate in effect on the applicable Interest Determination Date.

     If two Treasury Notes with an original maturity as described in clause (6) have remaining terms to maturity equally close to the Designated CMT Maturity Index, the calculation agent will obtain from five Reference Dealers quotations for the Treasury Notes with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc. or any successor service on the page specified in the applicable pricing supplement or any other page as may replace the specified page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519), or, if no page is specified in the applicable pricing supplement, page 7052.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the pricing supplement. If no maturity is specified in the pricing supplement, the CMT Rate will be using 2 years.

     "Commercial Paper Rate" means:

          (1) the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the caption "Commercial Paper -- Nonfinancial"; or

          (2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for commercial paper having the Index Maturity specified in the applicable pricing supplement published in
     H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper -- Nonfinancial"; or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include an agent and its affiliates, selected by the calculation agent for commercial paper having the Index Maturity specified in the applicable pricing supplement placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; or

          (4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the rate in effect on the applicable Interest Determination Date.

     "Money Market Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                            D X 360
Money Market Yield   =   -------------   X   100
                         360 - (D X M)

"D" refers to the commercial paper rate per year quoted on a bank discount basis and expressed as a decimal. "M" refers to the actual number of days in the interest period for which interest is being calculated.

     "Eleventh District Cost of Funds Rate" means:

          (1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the applicable Interest Determination Date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. or any successor service on page 7058 or any other page as may replace the specified page on that service ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on the applicable Interest Determination Date; or

          (2) if the rate referred to in clause (1) does not appear on Telerate Page 7058 on the related Interest Determination Date, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date; or

          (3) if the Federal Home Loan Bank of San Francisco fails to announce the Index on or before the applicable Interest Determination Date for the calendar month immediately preceding the applicable Interest Determination Date, the rate in effect on the applicable Interest Determination Date.

     "Federal Funds Rate" means:

          (1) the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", as displayed on Bridge Telerate, Inc. or any successor service on page 120 or any other page as may replace the applicable page on that service ("Telerate Page 120"); or

          (2) if the rate referred to in clause (1) does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for United States dollar federal funds published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds/Effective Rate"; or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include an agent or its affiliates, selected by the calculation agent before 9:00 A.M., New York City time, on the applicable Interest Determination Date; or

          (4) if the brokers selected by the calculation agent are not quoting as mentioned in clause (3), the rate in effect on the applicable Interest Determination Date.

     "LIBOR" means:

          (1) if "LIBOR Telerate" is specified in the pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the pricing supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in the LIBOR Currency, as defined below, having the Index Maturity specified in the applicable pricing supplement, commencing on the second London business day immediately following that Interest Determination Date that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on the applicable Interest Determination Date; or

          (2) if "LIBOR Reuters" is specified in the pricing supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the second London business day immediately following that Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable pricing supplement as of 11:00 A.M., London time, on the applicable Interest Determination Date. If the Designated LIBOR Page by its terms provides only for a single rate, then the single rate will be used; or

          (3) with respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR Page as specified in clauses (1) and (2), respectively, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of an agent, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR Currency for the period of the Index Maturity specified in the applicable pricing supplement, commencing on the second London business day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable LIBOR Currency in that market at that time; or

          (4) if fewer than two quotations referred to in clause (3) are so provided, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable principal financial center(s), on the applicable Interest Determination Date by three major banks, which may include affiliates of an agent, in the applicable principal financial center selected by the calculation agent for loans in the LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the applicable LIBOR Currency in that market at that time; or

          (5) if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), the rate in effect on the applicable Interest Determination Date.

     "LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

     "Designated LIBOR Page" means either:

     - if "LIBOR Telerate" is designated in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the pricing supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. or any successor service on the page specified in pricing supplement or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency; or

     - if "LIBOR Reuters" is specified in the pricing supplement, the display on the Reuter Monitor Money Rates Service or any successor service on the page specified in the applicable pricing supplement or any other page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency.

     "Prime Rate" means:

          (1) the rate on the Interest Determination Date as published in H.15(519) under the heading "Bank Prime Loan";

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan";

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date;

          (4) if fewer than four rates described in clause (3) by 3:00 P.M., New York City time, on the related calculation date as shown on Reuters Screen US PRIME 1, the rate on the Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Interest Determination Date by three major banks, which may include affiliates of an agent, in The City of New York selected by the calculation agent; or

          (5) if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the rate in effect on the Interest Determination Date.

     "Reuters Screen US PRIME 1 Page" is the display on the Reuter Monitor Money Rates Service or any successor service or other page as may replace the US PRIME 1 Page for displaying prime rates or base lending rates of major United States banks.

     "Treasury Rate" means:

          (1) the rate from the auction held on the applicable Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. or any successor service on page 56 or any other page as may replace page 56 on that service ("Telerate Page 56") or page 57 or any other page as may replace page 57 on that service ("Telerate Page 57");

          (2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/ Treasury Bills/Auction High";

          (3) if the rate described in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury;

          (4) in the event that the rate referred to in clause (3) is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market";

          (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market";

          (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include an agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement; or

          (7) if the dealers selected by the calculation agent are not quoting as mentioned in clause (6), the rate in effect on the applicable Interest Determination Date.

     "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                D X N
Bond Equivalent Yield   =   -------------   X   100
                            360 - (D X M)

"D" refers to the yearly rate for Treasury Bills quoted on a bank discount basis. "N" refers to the number of days in the year, either 365 or 366, as the case may be. "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Except as set forth above, the interest rate in effect on each day will be:

     - if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding the applicable Interest Reset Date; or

     - if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the applicable Interest Reset Date.

     Interest Reset Dates. The pricing supplement will specify the dates on which the interest rate on the related floating rate note will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the pricing supplement, the Interest Reset Date will be, in the case of floating rate notes that reset:

     - daily -- each business day;

     - weekly -- the Wednesday of each week, with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable interest rate basis, which will reset the Tuesday of each week, except as described below;

     - monthly -- the third Wednesday of each month, with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month;

     - quarterly -- the third Wednesday of March, June, September and December of each year;

     - semiannually -- the third Wednesday of the two months specified in the applicable pricing supplement; and

     - annually -- the third Wednesday of the month specified in the applicable pricing supplement.

However, the rate of interest for Floating Rate/Fixed Rate Notes will not reset after the applicable date on which interest on a fixed rate basis begins to accrue.

     If an Interest Reset Date otherwise falls on a day that is not a business day, the Interest Reset Date will be postponed to the next succeeding business day. In the case of a floating rate note with LIBOR as an applicable interest rate basis, if the next business day falls in the next calendar month, then the Interest Reset Date will be the immediately preceding business day. In addition, in the case of a floating rate note for which the Treasury Rate is an interest rate basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding business day.

     Maximum and Minimum Interest Rates. A floating rate note may also have either or both of the following:

     - a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a "Maximum Interest Rate"); and

     - a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a "Minimum Interest Rate").

     The indentures are, and any notes issued under either indenture will be, governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is generally 25% per annum on a simple interest basis. This limit may not apply to securities in which $2,500,000 or more has been invested. While we believe that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. It is suggested that prospective investors consult their personal advisers with respect to the applicability of these laws. We have agreed for your benefit, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against you in your capacity as a holder of a note.

     Interest Payments. Each pricing supplement will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rates specified in the floating rate note until the principal of the note is paid or otherwise made available for payment. Except as provided below or in the pricing supplement, the interest payment dates in the case of floating rate notes that reset:

     - daily, weekly or monthly -- the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the pricing supplement and at maturity;

     - quarterly -- the third Wednesday of March, June, September and December of each year and at maturity;

     - semiannually -- the third Wednesday of the two months of each year specified in the pricing supplement and at maturity; and

     - annually -- the third Wednesday of the month of each year specified in the pricing supplement and at maturity.

     If any interest payment date for any floating rate note, except at maturity, is not a business day, the interest payment date will be postponed to the next succeeding business day. In the case of a floating rate note as to which LIBOR is an applicable interest rate basis, if the business day falls in the next succeeding calendar month, the applicable interest payment date will be the immediately preceding business day. If the maturity of a floating rate note does not fall on a business day, the payment of principal, premium, if any, and interest will be made on the next succeeding business day, and no interest on the payment will accrue for the period from and after the maturity.

     All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent with one-half cent being rounded upward.

     Interest payments on floating rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date or from and including the date of issue, as the case may be, to but excluding the related interest payment date or maturity.

     For floating rate notes, accrued interest is calculated by multiplying the face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

     - If the interest rate basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

     - If the interest rate basis is the CMT Rate or the Treasury Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

     - The interest factor for notes that have two or more interest rate bases will be calculated as if only one of the interest rate bases applied.

     Interest Determination Dates. The interest rate applicable to each interest reset period commencing on the Interest Reset Date will be the rate determined by the calculation agent as of the applicable "Interest Determination Date."

     - The Interest Determination Date with respect to the CD Rate, the CMT Rate and the Commercial Paper Rate will be the second business day preceding each Interest Reset Date for the related note.

     - The Interest Determination Date with respect to the Federal Funds Rate and the Prime Rate will be the business day immediately preceding each Interest Reset Date.

     - The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below.

     - The Interest Determination Date with respect to LIBOR will be the second London business day preceding each Interest Reset Date.

     - The Interest Determination Date with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on the day that Treasury Bills are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be the preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first business day following the auction.

     - The Interest Determination Date pertaining to a note that makes reference to two or more interest rate bases will be at least two business days before the Interest Reset Date for the floating rate note on which each interest reset basis is determinable.

     - Each interest rate basis will be determined on the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

     Calculation Date. Unless otherwise provided in the pricing supplement, Bank of New York will be the calculation agent with respect to any floating rate note. Upon your request as a holder of a floating rate note, the calculation agent will provide the interest rate then in effect. The calculation agent will also provide the interest rate, if determined, that will become effective as a result of a determination made for the next Interest Reset Date with respect to your note. Unless otherwise specified in the pricing supplement, the calculation date pertaining to any Interest Determination Date will be the earlier of:

     - the tenth calendar day after the applicable Interest Determination Date, or, if the tenth calendar day is not a business day, the next succeeding business day; or

     - the business day preceding the applicable Interest Payment Date or maturity.

OTHER PROVISIONS; ADDENDA

     Any provisions with respect to an issue of notes may be modified by the terms as specified under "Other Provisions" on the face of the notes or in an Addendum relating to the notes, if so specified on the face of the notes and in their pricing supplement. These could include the following:

     - the determination of one or more interest rate bases;

     - the specification of one or more interest rate bases;

     - the calculation of the interest rate applicable to a floating rate note;

     - the applicable interest payment dates;

     - the stated maturity date;

     - any redemption or repayment provisions; or

     - any other matter relating to the applicable notes.

ORIGINAL ISSUE DISCOUNT NOTES

     We may from time to time offer notes at a price less than their redemption price at maturity, resulting in the notes being treated as if they were issued with original issue discount for federal income tax purposes. These original issue discount notes may pay no current interest or may pay interest at a rate that at the time of issuance is below market rates. Additional considerations relating to any original issue discount notes will be described in the pricing supplement.

AMORTIZING NOTES

     We may from time to time offer notes with amounts of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the pricing supplement, interest on these amortizing notes will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal. Further information concerning terms and conditions of any issue of amortizing notes will be provided in a pricing supplement. A table setting forth repayment will be included in the note and the pricing supplement.

LINKED NOTES

     We may from time to time offer notes the principal value of which at maturity will be determined by reference to:

     - one or more equity or debt securities, including, but not limited to, the price or yield of equity or debt securities;

     - any statistical measure of economic or financial performance, including, but not limited to, any currency, consumer price or mortgage index; or

     - the price or value of any commodity or any other item or index or any combination.

The payment or delivery of any consideration on any linked note at maturity will be determined by the decrease or increase, as applicable, in the price or value of the linked securities. The terms of and any additional considerations, including any material tax consequences, will be described in the pricing supplement.

CERTAIN COVENANTS

     Unless otherwise specified in the pricing supplement, the notes will contain the following covenants.

     LIMITATIONS ON ISSUANCE OR DISPOSITION OF STOCK OF SIGNIFICANT SUBSIDIARIES. We will not, nor will we permit any of our significant subsidiaries to, issue, sell or otherwise dispose of any shares of capital stock (other than non-voting preferred stock) of any significant subsidiary, except for:

     - directors' qualifying shares;

     - sales or other dispositions to us or to one or more of our wholly owned significant subsidiaries;

     - the sale or other disposition of all or any part of the capital stock of any significant subsidiary for consideration which is at least equal to the fair value of the capital stock as determined by our board of directors (acting in good faith); or

     - any issuance, sale or other disposition made in compliance with an order of a court or regulatory authority, other than an order issued at our request or at the request of one of our significant subsidiaries.

     LIMITATION ON LIENS. Neither we nor any significant subsidiary may incur, issue, assume or guarantee any indebtedness secured by a lien on any of our properties or assets or those of any of our significant subsidiaries, or on any shares of capital stock of any of our significant subsidiaries, without providing that the notes will be secured, in terms of ranking, equally or prior to such indebtedness, as long as that indebtedness is secured. However, this covenant will not apply to indebtedness secured by:

     - liens existing on the date of the pricing supplement;

     - liens on property of, or on any shares of stock of, any corporation existing at the time the corporation becomes a significant subsidiary or merges into or consolidates with us or one of our significant subsidiaries;

     - liens on property or on shares of stock existing at the time of their acquisition by us or any significant subsidiaries;

     - liens to secure the financing of the acquisition, construction or improvement of property, or the acquisition of shares of stock by us or any significant subsidiary, provided that the liens are created before the first anniversary of the acquisition or, in the case of property, before the first anniversary of the completion of construction or commencement of commercial operation, whichever is later, and the liens must be limited to the property acquired, constructed or improved or the shares of stock acquired and do not secure indebtedness in excess of the cost of the acquisition, construction or improvement;

     - liens in favor of us or any of our subsidiaries;

     - liens in favor of, or required by, governmental authorities; and

     - any extension, renewal or replacement as a whole or in part of any lien referred to in the preceding bullet points so long as the extension, renewal or replacement lien is limited to no more than the same property or shares of stock and that the indebtedness secured by the lien at such time is not increased.

     These foregoing restrictions do not apply if the aggregate principal amount of our secured indebtedness, including the new indebtedness but excluding indebtedness secured by liens described in the preceding bullet points, would not exceed 10% of our consolidated capitalization.

     As used in this prospectus supplement:

     - "consolidated capitalization" means the sum of our consolidated shareholders' equity, redeemable preferred stock and preferred securities in any trust, partnership, corporation or other entity of which more that 50% of the voting equity is owned directly or indirectly by us, including, without limitation, the trust securities issued by Conseco Financing Trust I, Conseco Financing Trust II, Conseco Financing Trust III, Conseco Financing Trust IV, Conseco Financing Trust V, Conseco Financing Trust VI, Conseco Financing Trust VII and Conseco Financing Trust XI;

     - "lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof);

     - "significant subsidiary" means any of our subsidiaries with net earnings which constituted at least 20% of our consolidated total net earnings, as determined as of the date of our most recently prepared quarterly financial statements for the 12-month period then ended.

     Unless otherwise set forth in the pricing supplement, neither the notes nor the indentures contain:

     - any additional provisions that will restrict us from incurring, assuming or becoming liable for any indebtedness or other obligations, whether secured or unsecured;

     - any additional provisions that will restrict us from paying dividends or making other distributions on our capital stock or from purchasing or redeeming our capital stock;

     - any financial ratios or specified levels of net worth or liquidity to which we must adhere; or

     - any provision which would require us to repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving us that may adversely affect the creditworthiness of the notes.

BOOK-ENTRY NOTES

     DESCRIPTION OF THE GLOBAL SECURITIES

     Upon issuance, all notes in book-entry form that have the same date of issue, maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, the depository registered in the name of the depository or a nominee of the depository. Unless it is exchanged in whole or in part for notes in certificated form, no global note may be transferred except that the depository, its nominees and their successors may transfer a global note as a whole to one another.

     DEPOSITORY PROCEDURES

     The depository will act as securities depository for the notes in book-entry form. The following information about the depository is based on information furnished by the depository.

     The notes in book-entry form will be issued as fully registered securities registered in the name of Cede & Co., the depository's partnership nominee. One fully registered global note will be issued for each issue of notes in book-entry form, each in the aggregate principal amount of the issue, and will be deposited with the depository. If, however, the aggregate principal amount of any issue exceeds $200,000,000, one global note will be issued with respect to each $200,000,000 of principal amount and an additional global note will be issued with respect to any remaining principal amount of the issue.

     The depository is a limited-purpose trust company organized under the New York Banking Law. It is

     - a "banking organization" within the meaning of the New York Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

     The depository holds securities that its participants deposit with the depository. The depository also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. This process eliminates the need for physical movement of securities' certificates. Direct participants of the depository include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depository is owned by:

     - a number of its direct participants;

     - the New York Stock Exchange;

     - the American Stock Exchange; and

     - the National Association of Securities Dealers.

     Access to the depository's system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to the depository and its participants are on file with the SEC.

     Purchasers of notes in book-entry form under the depository's system must be made by or through direct participants who will receive a credit for those notes in book-entry form on the depository's records. Your ownership interest is, in turn, recorded on the records of direct participants and indirect participants. As a beneficial owner of a note in book-entry form you will not receive written confirmation from the depository of your purchase. Instead it is expected that you will receive written confirmations, as well as periodic statements of your holdings, from your broker. Transfers of your beneficial ownership interest in a global note in book-entry form are accomplished by entries made on the books of the participants acting on behalf of you and other beneficial owners. As a beneficial owner of notes in book-entry form you will not receive notes in certificated form, except in the event that use of the book-entry system is discontinued.

     To facilitate transfers, all global notes that are deposited with or on behalf of, the depository are registered in the name of the depository's nominee, Cede & Co. The deposit of global notes with or on behalf of, the depository and their registration in the name of Cede & Co. does not change the beneficial ownership. Unless you are a direct participant, the depository has no knowledge of your beneficial ownership of the notes in book-entry form. The depository's records reflect only the identity of the direct participants to whose accounts the notes in book-entry form are credited. The participants, for instance your broker, remain responsible for keeping account of their holdings on your behalf.

     Neither the depository nor Cede & Co. will consent or vote with respect to the global notes representing the notes in book-entry form. Under its usual procedures, the depository mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants, identified in a listing attached to the omnibus proxy, to whose accounts the notes in book-entry form are credited on the applicable record date.

     We will make principal, premium, if any, and/or interest, if any, payments on the global notes in immediately available funds to the depository. The depository's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings unless the depository has reason to believe that it will not receive payment on the applicable payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name". These payments will be the responsibility of the applicable participant and will not be the responsibility of the depository, the trustee, any of the agents or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, or interest, if any, to the depository is our responsibility and the responsibility of the trustee. Disbursement of payments to direct participants will be the responsibility of the depository and disbursement of payments to you will be the responsibility of your broker.

     If applicable, redemption notices will be sent to Cede & Co. If less than all of the notes in book-entry form of like tenor and terms are being redeemed, the depository's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

     You will give notice of any option to have your notes in book-entry form repaid through your broker. The trustee, upon notice of your decision, will effect delivery of your notes in book-entry form by causing your broker to transfer their interest in the notes in book-entry form, on the depository's records, to the trustee.

     The depository may discontinue providing its services as securities depository with respect to the notes in book-entry form at any time by giving reasonable notice to us or the trustee. In the event that a successor securities depository is not obtained, notes in certificated form will be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through the depository or a successor securities depository. In that event, notes in certificated form will be printed and delivered.

     The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and these laws may impair the ability to own, transfer or pledge beneficial interests in global notes.

     So long as the depository, or its nominee, is the registered owner of a global note, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indentures. Except as provided below, you will not be entitled to:

     - have the notes represented by a global note registered in your name;

     - receive physical delivery of the notes in definitive form; or

     - be considered the owner or holder of the notes under the indentures.

     Accordingly, you must rely on the procedures of the depository and, if you are not a participant, on the procedures of the participant through which you own your interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, the depository would authorize you to give or take actions granted by the indentures and that your broker would authorize you to give or take the desired action or would otherwise act upon your instructions.

     EXCHANGE FOR NOTES IN CERTIFICATED FORM.

     The global note(s) will be exchangeable for notes in certificated form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000 if:

     - the depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 60 days;

     - we execute and deliver to the trustee a order to the effect that the global notes shall be exchangeable; or

     - an event of default has occurred and is continuing with respect to the notes.

     The certificated notes will be registered in the name or names as the depository instructs the trustee. It is expected that instructions may be based upon directions received by the depository, which are forwarded from participants, with respect to ownership of beneficial interests in global notes.

     The information in this section concerning the depository and the depository's system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of the information.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

     Unless otherwise specified in the pricing supplement, notes denominated in a foreign currency will not be sold in, or to residents of, the country issuing that currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to foreign currency notes, is by necessity incomplete. We and the agents disclaim any responsibility to residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments on foreign currency notes. You should consult your own financial and legal advisors with regard to these matters. See "Risk Factors -- Exchange Rates and Exchange Controls" on page S-3.

     If the notes are denominated in a foreign currency, then you must pay for the notes in that currency unless otherwise specified in the pricing supplement. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign or composite currencies and vice versa. Further, commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. The agent selling you the note will be prepared to arrange for the conversion of United States dollars into the note's currency in order to enable you to pay for the note. This request must be made to the agent on or before the fifth business day before the date of delivery of the note, unless the agent makes other arrangements with you directly. The agent will make each conversion on the terms, conditions, limitations and charges that the agent establishes in accordance with its regular foreign exchange practices. All costs of your exchange will be borne by you.

PAYMENTS UNDER THE NOTES

     Unless otherwise specified in the pricing supplement, we are obligated to make payments under a foreign currency note in the note's currency. Amounts to be paid by us in the note's currency will be converted into United States dollars for payment unless otherwise specified in the pricing supplement or an election by you has been properly made to receive payments in the note's currency.

     The United States dollar amount to be paid will be based on the highest bid quotation in New York City at approximately 11:00 A.M., local time, two business days before the payment date from three recognized foreign exchange dealers selected by our exchange rate agent and approved by us for the purchase by the quoting dealer of the specified currency for United States dollars for settlement on the payment date. All currency exchange costs will be borne by you through deductions from these payments. If three bid quotations are not available, payments will be made in the note's currency.

     You may elect to receive all or a specified portion of any payment in the note's currency by submitting a written request to the trustee on or prior to the record date or at least fifteen calendar days prior to the maturity date, as the case may be. A written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. You may elect to receive all or a specified portion of all future payments in the note's currency and you need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the trustee, but written notice of revocation must be received by the trustee on or prior to the record date or at least fifteen calendar days prior to the maturity date, as the case may be. If your note is held in the name of a broker or nominee, you should contact your broker or nominee to determine whether and how an election to receive payments in the note's currency may be made. If your note is held in book-entry form, you must work through your broker and your broker must inform the proper parties by the proper time.

AVAILABILITY OF SPECIFIED CURRENCY

     Except as set forth below, if the note's currency is not available for the required payment of principal, premium, if any, or interest due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to pay you in United States dollars on the basis of the market exchange rate. This market exchange rate will be computed by our exchange rate agent two business days prior to the payment date. If a market exchange rate is not then available, we will use the most recently available market exchange rate, or as otherwise specified in the pricing supplement.

     If the note's currency is a composite currency that is not available for the required payment of principal, premium, if any, or interest due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to pay you in United States dollars the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose will be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of these component currencies. This market exchange rate will be computed by our exchange rate agent two business days prior to the payment date. If a market exchange rate is not then available, we will use the most recently available market exchange rate, or as otherwise specified in the pricing supplement.

     If the official unit of any component currency is altered due to a combination or subdivision, the number of units of the currency as a component currency shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as component currencies shall be replaced by an amount in the single currency equal to the sum of the amounts of the consolidated component currencies expressed in the single currency. If any component currency is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of each of the two or more currencies, the sum of which shall be equal to the amount of the original component currency.

     The "market exchange rate" for a currency other than United States dollars means the noon dollar buying rate in New York for cable transfers for that currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in United States dollars under the circumstances set forth above will not constitute an event of default under the note's indenture.

     All determinations referred to above made by our exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on you as a holder of a foreign currency note.

JUDGMENTS

     Under current New York law, a state court in New York is required to render its judgment in the note's currency. The foreign currency judgment would then be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, you would be subject to exchange rate fluctuations between the date of entry of the foreign currency judgment and the time the amount of the foreign currency judgment is paid to you in United States dollars and converted by you into the note's currency. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

     We will indemnify you against any loss incurred as a result of any judgment or order being given or made for any amount due under your note requiring payment in a currency or composite other than the note's currency, and as a result of any variation between:

     - the rate of exchange at which the note's currency amount is converted for the purpose of a judgment or order of this type; and

     - the rate of exchange at which you, on the date of payment of the judgment or order, could purchase the note's currency with the amount of the judgment.

                     UNITED STATES FEDERAL INCOME TAXATION

     The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the notes is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the "Code", regulations, rulings and decisions now in effect, all of which are subject to change, including changes in effective dates, or possible differing interpretations. This summary deals only with notes held as capital assets and does not deal with persons in special tax situations. Special tax situations may include financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a straddle for tax purposes, or persons whose functional currency is not the United States dollar. This summary also does not deal with holders other than original purchasers, except where otherwise specifically noted. You should consult your own tax advisor concerning the application of United States Federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of notes, will be discussed in the applicable pricing supplement.

     As used in this section, the term "U.S. holder" means a beneficial owner of a note that is for United States Federal income tax purposes:

     - a citizen or resident of the United States;

     - a corporation or a partnership (including an entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise);

     - an estate whose income is subject to United States Federal income tax regardless of its source;

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

     - any other person whose income or gain in respect of a note is effectively connected with the conduct of a United States trade or business.

     Certain trusts not described above that were treated as United States persons before August 20, 1996 and that elect to continue to be so treated will also be U.S. holders for purposes of the following discussion.

     The term "non-U.S. holder" means a beneficial owner of a note that is not a U.S. holder.

U.S. HOLDERS

     PAYMENTS OF INTEREST

     Payments of interest on a note generally will be taxable to you, as a U.S. holder, as ordinary interest income at the time payments of interest on a note are accrued or are received (in accordance with your regular method of tax accounting).

     ORIGINAL ISSUE DISCOUNT

     The following summary is a general discussion of the United States Federal income tax consequences to you, as a U.S. holder, when you purchase, own and dispose of notes issued with original issue discount. Original issue discount is the excess of the stated redemption price at maturity of a note over its issue price, if the excess equals or exceeds a de minimis amount. The de minimis amount is generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date. The issue price of each note of an issue of notes equals the first price at which a substantial amount of the notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a note is the sum of all payments provided by the note other than qualified stated interest payments. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. However, stated interest on a note may be treated as original issue discount (rather than qualified stated interest) if the note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of the note (e.g., notes with teaser rates or interest holidays). In the case of a note described in the preceding sentence, an amount equal to the greater of either the resulting foregone interest on the note or any "true" discount on the note (i.e., the excess of the note's stated principal amount over its issue price) will be treated as original issue discount if that amount equals or exceeds a specified de minimis amount.

     As a U.S. holder of an original discount note, you must include original issue discount in income as ordinary interest income for United States Federal income tax purposes as it accrues under a constant yield method. This means that you will have to report income on your tax returns in advance of the receipt of the cash payments attributable to this income, regardless of your regular method of tax accounting. In general, the amount of original issue discount included in income is the sum of the daily portions of original issue discount with respect to the note for each day during the taxable year (or portion of the taxable year) on which you held the note. The daily portion of original issue discount is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An accrual period may be of any length, and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between:

     - the product of the note's adjusted issue price at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period); and

     - the amount of any qualified stated interest payments allocable to the accrual period.

The adjusted issue price of an original issue discount note at the beginning of any accrual period is the sum of:

     - the issue price of the note; plus

     - the amount of original issue discount allocable to all prior accrual periods; minus

     - the amount of any prior payments on the note that were not qualified stated interest payments.

Under these rules, you generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     You will be considered to have purchased a note at an acquisition premium if you purchase, as a U.S. holder, an original issue discount note for an amount that is:

     - greater than its adjusted issue price as of the purchase date; and

     - less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest.

Under the acquisition premium rules, the amount of original issue discount which you must include in your gross income for any taxable year (or portion thereof) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

     If a note is a floating rate note or a linked note, the note may be subject to special rules applicable to variable rate debt instruments. A variable note will qualify as a variable rate debt instrument if:

     - its issue price does not exceed the total noncontingent principal payments due under the note by more than a specified de minimis amount; and

     - it provides for stated interest, paid or compounded at least annually, at current values of:

      - one or more qualified floating rates;

      - a single fixed rate and one or more qualified floating rates;

      - a single objective rate; or

      - a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A variable rate is a qualified floating rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than
0.65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note (e.g., values within 25 basis points of each other) will be treated as a single qualified floating rate. Nonetheless, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions may, under certain circumstances, fail to be treated as a qualified floating rate. For instance, a note with a maximum numerical limitation (i.e., a cap) or minimum numerical limitation (i.e., a floor) may fail to be treated as a qualified floating rate note unless the cap or floor is fixed throughout the term of the note.

     An objective rate is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party). Some examples would be dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). An objective rate is a qualified inverse floating rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The regulations also provide that if a variable note provides for:

     - stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate, and

     - the value of the variable rate on the note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

     If a variable note that qualifies as a variable rate debt instrument under the regulations:

     - provides for stated interest at either a single qualified floating rate or a single objective rate throughout its term, and

     - the interest on the note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually,

then all stated interest on the note will constitute qualified stated interest and will be taxed accordingly. A note that so qualifies will generally not be treated as having been issued with original issue discount unless the note is issued at a "true" discount (i.e., at a price below the note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on the note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to:

     - in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate; or

     - in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the note.

The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

     In general, any other variable note that qualifies as a variable rate debt instrument will be converted into an equivalent fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the note. The regulations generally require that a note be converted into an equivalent fixed rate debt instrument by substituting the floating rate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the note's issue date. Any objective rate (other than a qualified inverse floating rate) is converted into a fixed rate that reflects the yield that is reasonably expected for the note. In the case of a note that qualifies as a variable rate debt instrument and provides for stated interest at a fixed rate in addition to one or more qualified floating or inverse floating rates, the fixed rate is initially converted into a qualified floating or inverse floating rate. Under these types of circumstances, the fair market value of the note as adjusted (as of the note's issue date) must be approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or inverse floating rate, the note is then converted into an equivalent fixed rate debt instrument in the manner described.

     Once the note is converted into an equivalent fixed rate debt instrument, the amount of original issue discount and qualified stated interest, if any, are determined for the equivalent fixed rate debt instrument. This is done by applying the general original issue discount rules to the equivalent fixed rate debt instrument. As a U.S. holder you would account for original issue discount and qualified stated interest as if you held the equivalent fixed rate debt instrument. Appropriate adjustments are made with respect to the equivalent fixed rate debt instrument in the event that the amounts of original issue discount and qualified stated interest that you include in income differ from the actual amount of interest accrued or paid on the note during each accrual period.

     If a variable note does not qualify as a variable rate debt instrument under the regulations, then the note will be subject to the rules applicable to contingent payment debt instruments. The regulations pertaining to contingent payment debt instruments generally require you, as a U.S. holder, to include future contingent and non-contingent interest payments in income as the interest accrues based upon a projected payment schedule. In general, any gain recognized by you on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The proper United States Federal income tax treatment of notes that are treated as contingent payment debt instruments will be more fully described in the pricing supplement.

     We may issue notes which:

     - may be redeemable at our option prior to their stated maturity (a "call option"); and/or

     - may be repayable at your option prior to their stated maturity (a "put option").

Notes containing features like these may be subject to rules that differ from the general rules discussed above. If you intend to purchase notes with features like these you should consult your own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased notes.

     As a U.S. holder, you may generally elect to include in income all income that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. You may make this election with respect to interest income (adjusted by any amortizable bond premium) or acquisition premium of the following types:

     - stated interest;

     - acquisition discount;

     - original issue discount;

     - de minimis original issue discount;

     - market discount;

     - de minimis market discount; and

     - unstated interest.

     FOREIGN-CURRENCY NOTES

     The United States Federal income tax consequences of the purchase, ownership and disposition of notes providing for payments denominated in a currency other than U.S. dollars will be more fully described in the pricing supplement, if necessary.

     SHORT-TERM NOTES

     In the case of notes that have a fixed maturity of one year or less from their issue date, no payments of interest will be treated as qualified stated interest, and therefore all interest will be included in original issue discount. In general, you, as an individual or other cash method U.S. holder, are not required to accrue original issue discount unless you elect to do so. If you do not make this election, any gain you recognize on the sale, exchange or maturity of the short-term note will be ordinary income:

     - to the extent of the original issue discount accrued on a straight-line basis; or

     - if elected, according to a constant yield method (based on daily compounding),

through the date of sale or maturity, and a portion of the deductions otherwise allowable to you for interest on borrowings allocable to the note will be deferred until you report a corresponding amount of income.

     If you report income under the accrual method (or fall into certain other categories), you are required to accrue original issue discount on a straight-line basis unless you make an election to accrue the original issue discount under a constant yield method (based on daily compounding).

     MARKET DISCOUNT

     If you purchase:

     - a note having original issue discount for less than its adjusted issue price as of the purchase date; or

     - a note, other than a note having original issue discount, as a subsequent purchaser, for less than its stated redemption price at maturity,

you will be treated as having purchased a note at a market discount, unless the market discount is less than a specified de minimis amount.

     Under the market discount rules, you must treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of:

     - the amount of the payment or realized gain; or

     - the market discount which has not previously been included in income and is treated as having accrued on the note at the time of the payment or disposition.

In the case of an original issue discount note, any payment that does not constitute qualified stated interest is treated the same way. Further, market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue market discount on the basis of a constant interest rate.

     As a U.S. holder, you may be required to defer the deduction of all or a portion of the interest you pay or accrue for any debt you incur or maintain to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions. This is because a current deduction is allowed only to the extent that the interest expense exceeds an allocable portion of the market discount. You may elect to include market discount as income as it accrues on either a ratable or a constant interest basis. If you make this election, the rules described above regarding the treatment as ordinary income of the gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. This election will apply to all debt instruments acquired by you on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the Internal Revenue Service.

     PREMIUM

     If you purchase a note for an amount that exceeds the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, you will be considered to have purchased the note with amortizable bond premium in an amount equal to the excess. You may elect to amortize the premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in income in respect of the note during any taxable year by the amortized amount of the excess for the taxable year. However, if the note may be optionally redeemed prior to maturity, the premium is calculated assuming that you (or Conseco, as the case may be) will exercise or not exercise your (or Conseco's) redemption rights in the manner that maximizes your yield. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by you and may be revoked only with the consent of the Internal Revenue Service.

     DISPOSITION OF A NOTE

     Upon the sale, exchange or retirement of a note, you generally will recognize gain or loss equal to the difference between:

     - the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest); and

     - your adjusted tax basis in the note.

Your adjusted tax basis in a note generally will equal your initial investment in the note:

     - increased by any original issue discount, acquisition discount or market discount included in income; and

     - decreased (but not below zero) by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to the note.

This gain or loss generally will be long-term capital gain or loss if the note is held for more than one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The deductibility of capital losses is subject to certain limitations. You should consult your own tax advisors concerning these tax law provisions.

NON-U.S. HOLDERS

     Subject to the discussion of backup withholding below, if you are a non-U.S. holder, you will not be subject to withholding of United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a note, unless you are:

     - actually or constructively a 10% or greater shareholder of Conseco;

     - a controlled foreign corporation related to Conseco; or

     - a bank receiving interest described in section 881(c)(3)(A) of the Code.

     To qualify for this exemption from withholding of United States Federal income taxes (which we refer to as the "portfolio interest exemption"), you must be able to provide to the last United States payor in the chain of payment prior to payment to you as a non-U.S. holder a statement that:

     - is signed by you as the beneficial owner of the note under penalties of perjury;

     - certifies that you are a non-U.S. holder; and

     - provides your name and address.

This statement is effective only with respect to payments of interest (including original issue discount) made to you as a non-U.S. holder after the issuance of the statement in the calendar year of its issuance and in the two immediately succeeding calendar years.

     The statement may be made on an IRS Form W-8 or a substantially similar form. If you hold your interest in a note through a security clearing organization or certain other financial institutions, you may provide the required statement to the organization or institution, and the organization or institution must certify to the United States payor that the statement has been received by it (or by an organization or institution between it and you) and furnish the United States payor with a copy.

     On October 6, 1997, the Treasury issued new regulations that make certain modifications to the withholding, backup withholding and information reporting rules. These new regulations attempt to unify certification requirements and modify reliance standards. These new regulations will generally be effective for payments that are made after December 31, 2000, subject to certain transition rules. You are urged to consult your own tax advisors regarding these new regulations.

     Generally, a non-U.S. holder will not be subject to United States Federal income taxes on any gain or income realized upon maturity or disposition of a note, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder. Certain other exceptions may be applicable, (particularly in the case of non-U.S. holders who are individuals and who are present in the United States for 183 days or more in the taxable year of disposition), and you should consult you tax advisor in this regard if you are or may be a non-U.S. holder.

     If you are a non-U.S. holder who is an individual, and you are eligible for the benefits of the portfolio interest exemption, the notes generally will not be included in your estate (regardless of whether you provide the beneficial owner statement described above).

BACKUP WITHHOLDING

     Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made to U.S. holders who are not "exempt recipients" and who fail to provide their taxpayer identification number in the required manner.

     Generally, individuals are not exempt recipients, whereas corporations and certain other entities are exempt recipients. Payments made in respect of a note to a U.S. holder must be reported to the Internal Revenue Service, unless the U.S. holder is an exempt recipient or establishes an exemption.

     Generally, in the case of a non-U.S. holder, backup withholding does not apply to payments made on a note with respect to which the non-U.S. holder has provided the required certification under penalties of perjury that the holder is a non-U.S. holder or has otherwise established an exemption, and certain other conditions are met.

     In addition, upon the sale of a note to or through a broker, or a custodian, nominee or other agent acting on behalf of a holder, the intermediary must withhold 31% of the entire purchase price, and report the sale to the Internal Revenue Service unless:

     - the broker determines that the seller is a corporation or other exempt recipient;

     - the seller, in the case of a U.S. holder, provides, in the required manner, certain identifying information and, in the case of a non-U.S. holder, certifies that the seller is a non-U.S. holder and certain other conditions are met; or

     - subject to certain exceptions, the intermediary is acting through a foreign office.

Certification of a holder's non-U.S. status is normally made on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a holder is allowed as a refund or a credit against the holder's United States Federal income tax provided the required information is furnished to the Internal Revenue Service.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

     We are offering the notes for sale on a continuing basis to or through:

     - Merrill Lynch, Pierce, Fenner & Smith Incorporated;

     - Banc of America Securities LLC;

     - Chase Securities Inc.;

     - Deutsche Bank Securities Inc.;

     - First Union Securities, Inc.;

     - Goldman, Sachs & Co.;

     - Lehman Brothers Inc.;

     - SG Cowen Securities Corporation;

     - Warburg Dillon Read LLC; and

     - Such other agent or agents as we may from time to time appoint and identify in the applicable pricing supplement.

     Our agents may purchase the notes, as principals, for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale. The prices will be determined by the agents, or, if so specified in a pricing supplement, for resale at a fixed public offering price. Unless otherwise specified in a pricing supplement, any note sold to an agent as principal will be purchased by the agent at a price equal to 100% of the principal amount of the note less a percentage of the principal amount equal to the commission applicable to an agency sale as described below of a note of identical maturity. If agreed to by us and the agents, the agents may utilize their reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of the principal amount of the notes, unless otherwise specified in a pricing supplement. We will pay a commission to the agents, ranging from 0.125% to 0.750% of the principal amount of a note sold through such agents, depending upon its stated maturity or, with respect to a note for which the stated maturity is in excess of 30 years, a commission as agreed upon by us and the agent at the time of sale. In addition to the commission, we estimate that expenses in connection with this offering payable by us will be approximately $1,500,000.

     The agents may sell notes they have purchased from us as principals to other dealers for resale to investors, and may allow any portion of the discount received in connection with the purchases from us to the dealers. After the initial public offering of notes, the public offering price, in the case of notes to be resold at a fixed public offering price, the concession and the discount allowed to dealers may be changed.

     We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice and may reject orders, in whole or in part, whether placed directly with us or through our agents. The agents will have the right, in their discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by them.

     Unless otherwise specified in a pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in U.S. dollars in New York City on the date of settlement.

     No note will have an established trading market when issued. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and there can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes.

     An agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. We have agreed to indemnify our agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make regarding such liabilities. We have also agreed to reimburse the agents for certain expenses.

     In connection with the offering of notes purchased by our agents as principals on a fixed price basis, our agents are permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If an agent creates a short position in the notes in connection with the offering, i.e., if it sells notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, then the agent may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than in the absence of these purchases.

     Neither our agents nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither our agents nor we make any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

     In the ordinary course of our business, the agents and their affiliates have engaged and may in the future engage in investment and commercial banking transactions with us and certain of our affiliates. In particular, affiliates of certain of the agents are lenders under our revolving credit facility and, accordingly, if any proceeds from the sale of notes are applied by us to repay amounts borrowed under such facility, the affiliates will receive a proportionate share of repaid amounts. Because certain of the agents are affiliated with banking institutions with which we maintain credit facilities, it is possible that more than 10% of the net proceeds from the sale of the notes may be used to repay indebtedness owed by us to such banking institutions. Accordingly, in the case of such a sale the offering of the notes will be made in accordance with the requirements of Rule 2710(c)(8) of the National Association of Securities Dealers, Inc.

     From time to time, we may issue and sell other securities described in the accompanying prospectus, and the amount of notes offered by this prospectus supplement is subject to reduction as a result of the sales.

                             VALIDITY OF THE NOTES

     John J. Sabl, our Executive Vice President, General Counsel and Secretary, will pass upon the validity of the notes for us. Sidley & Austin, Chicago, Illinois, will pass upon the validity of the notes for the agents. In rendering its opinion, Sidley & Austin will rely as to matters of Indiana law on the opinion of Mr. Sabl. Mr. Sabl is a full-time employee and owns shares, and has options to purchase shares, of our common stock. Sidley & Austin provides legal services to us in certain other matters.

PROSPECTUS

                                 $3,700,000,000
                                 CONSECO, INC.
    DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES, COMMON STOCK, STOCK
             PURCHASE CONTRACTS, STOCK PURCHASE UNITS AND WARRANTS

                          CONSECO FINANCING TRUST VIII

                           CONSECO FINANCING TRUST IX

                           CONSECO FINANCING TRUST X
                 PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                          GUARANTEED BY CONSECO, INC.

                             ---------------------

     We will provide the specific terms of the particular securities issued under this prospectus in a prospectus supplement for each security. You should read this prospectus and any supplement carefully before investing.

     The amount of the securities issued under this prospectus will be limited to a total of U.S. $3,700,000,000 or the equivalent amount if denominated in foreign currencies.

     Our common stock is listed on the New York Stock Exchange under the trading symbol "CNC".

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is October 1, 1999.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
About This Prospectus.......................................     3
Where You Can Find More Information.........................     3
The Securities We May Offer.................................     4
Conseco, Inc................................................     4
The Conseco Trusts..........................................     5
Use of Proceeds.............................................     5
Ratios of Earnings to Fixed Charges, Earnings to Fixed
  Charges and Preferred Stock Dividends and Earnings to
  Fixed Charges, Preferred Stock Dividends and Distributions
  on Company-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts...........................     6
Description of Debt Securities..............................     6
Description of Capital Stock................................    17
Description of Depositary Shares............................    20
Description of Warrants.....................................    23
Description of Preferred Securities of the Conseco Trusts...    24
Description of Guarantees...................................    25
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................    28
Plan of Distribution........................................    29
Special Note Regarding Forward-Looking Statements...........    31
Legal Matters...............................................    31
Experts.....................................................    32

                             ABOUT THIS PROSPECTUS

     In this prospectus, Conseco, Inc. may be referred to as "Conseco" or "we". This prospectus is part of a registration statement that we and Conseco Financing Trust VIII, Conseco Financing Trust IX and Conseco Financing Trust X, referred to in this prospectus as the "Conseco Trusts", filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $3,700,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     We and the Conseco Trusts have filed with the SEC a registration statement under the Securities Act of 1933 to register the securities offered by this prospectus. This prospectus constitutes only part of the registration statement and does not contain all of the information in the registration statement and its exhibits because parts of the registration statement are allowed to be omitted by SEC rules. Statements in this prospectus or in any prospectus supplement about documents filed as an exhibit to the registration statement or otherwise filed with the SEC are only summary statements and may not contain all the information that may be important to you. For further information about Conseco, the Conseco Trusts and the securities offered under this prospectus, you should read the registration statement, including its exhibits and the documents incorporated into it by reference.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15 (d) of the Securities Exchange Act of 1934 until we sell all of the securities offered under this prospectus.

          1. Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, as amended;

          3. Current Report on Form 8-K dated August 31, 1999; and

          4. The description of our common stock in the registration statements filed by us with the SEC and any amendment or report filed for the purpose of updating the description.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address;

         James W. Rosensteele, Senior Vice President, Corporate Communications Conseco, Inc.
         11825 N. Pennsylvania Street
         Carmel, Indiana 46032
         Telephone: (317) 817-4418

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                          THE SECURITIES WE MAY OFFER

     We may offer and sell from time to time, in one or more series,

     - debt securities,

     - preferred stock, which may be represented by depositary shares,

     - common stock,

     - stock purchase contracts to purchase shares of our common stock,

     - stock purchase units, each representing ownership of a stock purchase contract and preferred securities of one of the Conseco Trusts or debt obligations of third parties, including U.S. treasury securities, securing the holder's obligations to purchase our common stock under the stock purchase contracts and

     - warrants to purchase debt securities, preferred stock, common stock or other securities or rights.

     The Conseco Trusts may offer, from time to time, preferred securities representing preferred undivided beneficial interests in the assets of a Conseco Trust, referred to in this prospectus as "preferred securities". We will guarantee the payment of periodic cash distributions on preferred securities out of moneys held by each of the Conseco Trusts, and payments on liquidation, redemption or otherwise with respect to the preferred securities to the extent described in this prospectus or the applicable prospectus supplement. We will directly or indirectly acquire common securities representing undivided beneficial interests in the assets of each Conseco Trust, referred to in this prospectus as "common securities". We may issue subordinated debt securities in one or more series to a Conseco Trust as part of the investment of the proceeds from the offering of preferred securities and common securities of the Conseco Trust. The subordinated debt securities purchased by a Conseco Trust may be subsequently distributed on a proportionate basis to holders of preferred securities and common securities in connection with the dissolution of the Conseco Trust.

                                 CONSECO, INC.

     We are a financial services holding company. We conduct and manage our business through two operating segments, reflecting our major lines of business:
(1) insurance and fee-based operations and (2) finance operations. Our insurance subsidiaries develop, market and administer supplemental health insurance, annuity, individual life insurance, individual and group major medical insurance and other insurance products. Our finance subsidiaries make, purchase, sell and service consumer and commercial finance loans throughout the United States. Since 1982, we have acquired 19 insurance groups. In 1998, we acquired Green Tree Financial Corporation, which comprises our finance operations. Our operating strategy is to grow our businesses by focusing our resources on developing and expanding profitable products and strong distribution channels, by actively managing assets to seek to achieve superior investment returns and by controlling expenses.

     Our principal executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032. Our telephone number is (317) 817-6100.

                               THE CONSECO TRUSTS

     Each of the Conseco Trusts is a statutory business trust formed under Delaware law. Each Conseco Trust exists for the exclusive purposes of:

     - issuing and selling the preferred securities and the common securities;

     - using the proceeds from the sale of the preferred securities and common securities to acquire our subordinated debt securities; and

     - engaging in only those other activities that are related to those purposes.

     All of the common securities will be directly or indirectly owned by Conseco. The common securities will rank equally, and payments will be made proportionally, with the preferred securities, except that, if an event of default under the declaration of trust of the Conseco Trust has occurred and is continuing, the rights of the holders of the common securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. We will directly or indirectly acquire common securities in an amount equal to at least 3% of the total capital of each Conseco Trust.

     Unless otherwise specified in the applicable prospectus supplement, each Conseco Trust has a term of up to 55 years but may terminate earlier, as provided in the declaration of trust. Each Conseco Trust's business and affairs will be conducted by the trustees appointed by us as the direct or indirect holder of all of the common securities. We will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each Conseco Trust. The declaration of trust will set forth the duties and obligations of the trustees. A majority of the trustees of each Conseco Trust will be employees or officers of or persons who are affiliated with Conseco, referred to as "regular trustees". One trustee of each Conseco Trust will be an institution, referred to as the "institutional trustee", that is not affiliated with Conseco and has a minimum amount of combined capital and surplus of not less than $50,000,000, which will act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, under the terms of the applicable prospectus supplement. In addition, unless the institutional trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each Conseco Trust will be an institution having a principal place of business in, or a natural person resident of, the State of Delaware, referred to as the "Delaware trustee". Conseco will pay all fees and expenses related to the Conseco Trust and the offering of the preferred securities and the common securities.

     Unless otherwise specified in the applicable prospectus supplement, the institutional trustee for each Conseco Trust will be Harris Trust and Savings Bank. Unless otherwise specified in the applicable prospectus supplement, the Delaware trustee for each Conseco Trust will be First Union Trust Company, National Association, and its address in the State of Delaware is One Rodney Square, 920 King Street, Wilmington, Delaware 19801. The principal place of business of each Conseco Trust is c/o Conseco, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032; telephone (317) 817-6100.

                                USE OF PROCEEDS

     Unless otherwise indicated in the accompanying prospectus supplement, we expect to use the net proceeds received by us from the sale of the securities offered by this prospectus for general corporate purposes. The proceeds from the sale of preferred securities by the Conseco Trusts will be invested in our subordinated debt securities. Except as may otherwise be described in the prospectus supplement relating to the preferred securities, we expect to use the net proceeds from the sale of subordinated debt securities to the Conseco Trusts for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described in the prospectus supplement.

             RATIOS OF EARNINGS TO FIXED CHARGES, EARNINGS TO FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS
            AND EARNINGS TO FIXED CHARGES, PREFERRED STOCK DIVIDENDS
               AND DISTRIBUTIONS ON COMPANY-OBLIGATED MANDATORILY
              REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUSTS

     Our ratios of earnings to fixed charges, earnings to fixed charges and preferred stock dividends and earnings to fixed charges, preferred stock dividends and distributions on company-obligated mandatorily redeemable preferred securities of subsidiary trusts for each of the five years ended December 31, 1998 and for the six months ended June 30, 1998 and 1999 are set forth in the following table:

                                                                                  SIX MONTHS
                                              YEAR ENDED DECEMBER 31,           ENDED JUNE 30,
                                       --------------------------------------   ---------------
                                       1994    1995    1996     1997    1998     1998     1999
                                       -----   -----   -----   ------   -----   ------   ------
Ratio of earnings to fixed charges:
  As reported........................   5.80x   4.94x   4.85x    5.55x   3.30x    1.39x    5.16x
  Excluding interest expense on debt
     related to finance receivables
     and other investments(1)........   9.28x   7.36x   7.80x   13.00x   6.79x    2.05x   11.92x
Ratio of earnings to fixed charges,
  preferred stock dividends and
  distributions on company-obligated
  mandatorily redeemable preferred
  securities of subsidiary trusts:
     As reported.....................   4.48x   4.14x   3.74x    4.10x   2.47x    1.08x    3.73x
     Excluding interest expense on
       debt related to finance
       receivables and other
       investments(1)................   6.14x   5.61x   5.11x    6.72x   3.68x    1.15x    5.93x

---------------

(1) These ratios are included to assist the reader in analyzing the impact of interest expense on debt related to finance receivables and other investments (which is generally offset by interest earned on finance receivables and other investments financed by such debt). The ratios are not intended to, and do not, represent the following ratios prepared in accordance with generally accepted accounting principles: the ratio of earnings to fixed charges; or the ratio of earnings to fixed charges, preferred stock dividends and distributions on company-obligated mandatorily redeemable preferred securities of subsidiary trusts.

                         DESCRIPTION OF DEBT SECURITIES

     We may offer one or more series of debt securities that are either senior debt securities or subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under the senior indenture or the subordinated indenture, in each case between us and the trustee identified in the indenture, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. Except for the subordination provisions of the subordinated indenture, which do not exist in the senior indenture, the provisions of the subordinated indenture are substantially identical in substance to the provisions of the senior indenture that bear the same section numbers.

     We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the applicable prospectus supplement. These descriptions are only summaries, and you should refer to the indentures which describe completely the terms and definitions summarized below and contain additional information regarding the debt securities. All article and section references in this prospectus are to articles and sections of the applicable indenture and whenever particular sections or defined terms of the indentures are referred to in this prospectus or in a prospectus supplement, the sections or defined terms are incorporated into this prospectus or the prospectus supplement by reference.

     The debt securities will be unsecured obligations of Conseco. The indentures do not limit the aggregate amount of debt securities that we may issue and do not limit the incurrence or issuance by us of other secured or unsecured debt. The debt securities issued under the senior indenture will be unsecured and will rank equally with all our other unsecured and unsubordinated obligations. The debt securities issued under the subordinated indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our senior indebtedness. See
"-- Subordination under the Subordinated Indenture."

     The applicable prospectus supplement will describe the specific terms of the series of debt securities being offered. The following terms may be included:

     - the title, designation and purchase price, of the debt securities;

     - whether the debt securities are senior debt securities or subordinated debt securities and whether the debt securities will be issued under the senior indenture, the subordinated indenture or another indenture described in the prospectus supplement;

     - any limit upon the aggregate principal amount of the debt securities;

     - the date or dates on which the principal of and premium, if any, on the debt securities will mature or the method of determining or resetting the date or dates;

     - the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method of calculating or resetting the rate or rates;

     - the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

     - the date or dates on which interest, if any, will be payable and the record date or dates for payment of interest;

     - the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable;

     - our right, if any, to defer payment of interest on debt securities and the maximum length of any permitted deferral period;

     - the period or periods within which, the price or prices at which, the currency or currencies, including currency unit or units, in which, and the terms and conditions upon which, the debt securities may be redeemed, in whole or in part, at our option;

     - our obligation, if any, to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event and the period or periods within which, the price or prices at which and the other terms and conditions upon which, the debt securities will be redeemed or purchased, in whole or in part, under these obligations;

     - the authorized denominations of the debt securities;

     - the currency or currency unit for which debt securities may be purchased or in which debt securities may be denominated and/or the currency or currencies, including currency unit or units, in which principal of, premium, if any, and interest, if any, on the debt securities will be payable and whether we or the holders of any debt securities may elect to receive payments in respect of the debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable;

     - if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration of the acceleration of the maturity of the debt securities or the method by which that portion will be determined;

     - the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

     - any addition to, or modification or deletion of, any event of default or any of our covenants specified in the indenture for the debt securities;

     - the application, if any, of defeasance or covenant defeasance provisions to the debt securities;

     - whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global security or securities;

     - any federal income tax considerations applicable to holders of the debt securities; and

     - any other special terms relating to the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. (Section 3.1.)

     Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons. Where debt securities of any series are issued in bearer form and are payable to the bearer of the security, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to the debt securities and to payment on and transfer and exchange of the debt securities will be described in the applicable prospectus supplement. Bearer debt securities will be transferable by delivery. (Section 3.5.)

     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to these debt securities, or to debt securities issued at par that are treated as having been issued at a discount, will be described in the applicable prospectus supplement.

     If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, or by reference to commodity prices, equity indices or other factors, the restrictions, elections, federal income tax considerations, specific terms and other information about the issue of debt securities and the foreign currency or currency units or commodity prices, equity indices or other factors will be set forth in the applicable prospectus supplement. In general, holders of these series of debt securities may receive a principal amount on any principal payment date, or a payment of premium, if any, on any premium interest payment date or a payment of interest on any interest payment date, that is greater than or less than the amount of principal, premium, if any, or interest otherwise payable on the payment dates, depending on the value on the payment dates of the applicable currency, commodity, equity index or other factor.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable prospectus supplement, payments with respect to the debt securities will be made in the designated currency at the office or agency maintained for that purpose that we may designate from time to time, except that, at our option, interest payments, if any, on debt securities in registered form may be made (1) by checks mailed to the holders of debt securities entitled to receive these payments at their registered addresses or (2) by wire transfer to an account maintained by the person entitled to receive these payments as specified in the register maintained to record the holders of the debt securities and transfer of debt securities. (Sections 3.7(a) and 9.2.) Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on debt securities in registered form will be made to the person in whose name the debt security is registered at the close of business on the regular record date for payment of interest. (Section 3.7(a).)

     Payment with respect to debt securities in bearer form will be made in the currency and in the manner designated in the prospectus supplement, subject to any applicable laws and regulations, at paying agencies outside the United States that we may appoint from time to time. The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if debt securities of a series are issuable as registered securities, we will be required to maintain at least one paying agent in each place, a "place of payment", where payment of principal, premium, if any, and interest or other payments on the securities are payable and, if debt securities of a series are issuable as bearer securities, we will be required to maintain a paying agent in a place of payment outside the United States where debt securities of the series and any coupons may be presented and surrendered for payment. (Section 9.2.)

     Unless otherwise provided in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency maintained for this purpose that we will designate from time to time. (Sections
3.5 and 9.2.) Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 3.5.)

GLOBAL DEBT SECURITIES

     Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary or with a nominee for the depositary identified in the applicable prospectus supplement. In this event, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. (Section 3.3.) Except as described in the applicable prospectus supplement, unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be registered for transfer or exchange except as a whole by:

     - the depositary for the global security to a nominee of the depositary;

     - a nominee of the depositary to the depositary or another nominee of the depositary; or

     - the depositary or any nominee to a successor depositary for the series or a nominee of the successor depositary. (Section 3.5.)

     The specific terms of the depositary arrangement for any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we expect that the following provisions will apply to the depositary arrangements.

     Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary or a nominee of the depositary, referred to as "participants", or persons that may hold interests through participants. Upon the issuance of any global security, and the deposit of the global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of participants. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of these beneficial interests will be effected only through, records maintained by the depositary for the global security or by its nominee. Ownership of beneficial interests in a global security by persons that hold through participants will be shown on, and the transfer of these beneficial interests within the participants will be effected only through, records maintained by the participants. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in certificated form. The limitations described above and these laws may impair the ability to transfer beneficial interests in the global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in the applicable prospectus supplement and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of that series in certificated form and will not be considered the holders of the debt securities for any purposes under the relevant indenture. (Section 3.8.) Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the relevant indenture. The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant indenture. We understand that, under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give any notice or take any action which a holder is entitled to give or take under the relevant indenture, the depositary would authorize the participants to give the notice or take the action, and the participants would authorize beneficial owners owning through the participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable prospectus supplement, payments of principal, premium, if any, and interest, if any, on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of the participants. Neither we nor the trustees nor any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a global security, or for maintaining, supervising or reviewing any records relating to the beneficial interests. (Section 3.8.)

     Unless otherwise specified in the applicable prospectus supplement, if the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a duly registered successor depositary is not appointed by us within 90 days, we will issue these debt securities in definitive certificated form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive certificated form in exchange for the global security or securities representing the debt securities. (Section 3.5.)

     The debt securities of a series may also be issued in whole or in part in the form of one or more global securities issued as a bearer security that will be deposited with a depositary, or with a nominee for the depositary, identified in the applicable prospectus supplement. Bearer global securities may be issued in temporary or permanent form. (Section 3.4.) The specific terms and procedures, including the specific terms of the depositary arrangement, for any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

CONSOLIDATION, MERGER OR SALE BY CONSECO

     Unless otherwise specified in the applicable prospectus supplement, we may not consolidate with or merge into any other corporation or sell our assets substantially as an entirety, unless:

     - the corporation formed by the consolidation or into which we are merged or the corporation which acquires our assets is organized in the United States;

     - the corporation formed by the consolidation or into which we are merged or which acquires our assets substantially as an entirety expressly assumes all of our obligations under each indenture;

     - immediately after giving effect to the transaction, no default or event of default under the applicable indenture has happened and is continuing, and

     - if, as a result of the transaction, our properties or assets would become subject to an encumbrance which would not be permitted by the terms of any series of debt securities, we or the successor corporation, as the case may be, take the steps that are necessary to secure the debt securities equally and ratably with all indebtedness secured by that encumbrance.

     Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture. (Section 7.1.)

EVENTS OF DEFAULT, NOTICE AND RIGHTS ON DEFAULT

     Each indenture provides that, if an event of default occurs relating to the debt securities of any series and is continuing, the trustee for the series or the holders of 25% in aggregate principal amount of all of the outstanding debt securities of that series, by written notice to us and to the trustee for the series, if notice is given by the holders of debt securities, may declare the principal of or, if the debt securities of that series provide for an amount that is more or less than the principal amount of the debt securities to be due and payable upon a declaration of maturity of the debt securities upon an event of default, that portion of the principal amount specified in the prospectus supplement, and accrued interest on all the debt securities of that series to be due and payable; provided, for any debt securities issued under the subordinated indenture, that the payment of principal and interest on the debt securities will remain subordinated to the extent provided in the subordinated indenture. (Section 5.2.)

     Unless otherwise specified in the applicable prospectus supplement, events of default for debt securities of any series are defined in each indenture as being:

     - default for 30 days in payment of any interest on any debt security of that series or any coupon pertaining to the debt security or any additional amount payable on debt securities of that series as specified in the applicable prospectus supplement when due;

     - default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment on any debt securities of that series when due;

     - default for 60 days after notice to us by the trustee for that series, or by the holders of 25% in aggregate principal amount of the debt securities of that series then outstanding, in the performance of any other agreement in the debt securities of that series, in the indenture or in any supplemental indenture or board resolution referred to in the indenture under which the debt securities of that series may have been issued;

     - default resulting in acceleration of any of our other indebtedness for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and the acceleration is not rescinded or annulled within 30 days after the written notice of the default to us by the trustee or to us and the trustee by the holders of 25% in aggregate principal amount of the debt securities of that series then outstanding, provided that the event of default will be remedied, cured or waived if the default that resulted in the acceleration of the other indebtedness is remedied, cured or waived; and

     - our bankruptcy, insolvency or reorganization. (Section 5.1.)

     The definition of event of default in each indenture specifically excludes a default under a secured debt under which the obligee has recourse, exclusive of recourse for ancillary matters including environmental indemnities, misapplication of funds and costs of enforcement, only to the collateral pledged for repayment and where the fair market value of the collateral is 2% or less of our total assets appearing on our most recently prepared consolidated balance sheet as at the end of one of our fiscal quarters, prepared in accordance with generally accepted accounting principles, at the time of the default.

     Events of default for a specified series of debt securities may be added to the indenture and, if so added, will be described in the applicable prospectus supplement. (Sections 3.1 and 5.1(7).) Each indenture provides that the trustee will, within 90 days after the occurrence of a default for the debt securities of any series, give to the holders of the debt securities of that series notice of all defaults known to it unless the default has been cured or waived; provided that except in the case of a default in payment on the debt securities of that series, the trustee may withhold the notice if and so long as a committee of its officers determines that withholding the notice is in the interests of the holders of the debt securities of that series. (Section 6.6.) Each indenture provides that the holders of a majority in aggregate principal amount of the debt securities of each series affected, with each series voting as a class, may, subject to limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the trustee for the series, or exercising any trust or power conferred on the trustee. (Section 5.8.) Each indenture includes a covenant that we will file annually with the trustee a certificate as to our compliance with all conditions and covenants of the indenture. (Section 9.5.) The holders of a majority in aggregate principal amount of any series of debt securities by notice to the trustee for the series may waive, on behalf of the holders of all debt securities of the series, any past default or event of default for that series and its consequences except a default or event of default in the payment of the principal of, premium, if any, or interest, if any, on any debt security, and except for an event of default resulting from the breach of a covenant or provision of either indenture which, under the applicable indenture, cannot be amended or modified without the consent of the holders of each outstanding debt security of the series affected. (Section 5.7.)

OPTION TO DEFER INTEREST PAYMENTS

     If provided in the applicable prospectus supplement, we will have the right at any time and from time to time during the term of the series of debt securities to defer the payment of interest for the number of consecutive interest payment periods specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that the deferral period may not extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, at the end of the deferral period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law; provided, that during the deferral period we may not:

     - declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock, other than:

         (1) purchases or acquisitions of our capital stock in connection with the satisfaction of our obligations under any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

         (2) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock,

         (3) the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

         (4) dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

         (5) redemptions or repurchases of any rights outstanding under a shareholder rights plan,

     - make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank junior to the debt securities, and

     - make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities or the common securities.

     Prior to the termination of any deferral period, we may further defer payments of interest by extending the interest payment period; provided, however, that, the deferral period, including all previous and further extensions, may not extend beyond the maturity of the debt securities.

     Upon the termination of any deferral period and the payment of all amounts then due, we may commence a new deferral period, subject to the terms set forth in this section. No interest during a deferral period, except at the end of the deferral period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during a deferral period. We have no present intention of exercising our right to defer payments of interest by extending the interest payment period on the debt securities. If the institutional trustee is the sole holder of the debt securities, we will give the regular trustees and the institutional trustee notice of our selection of a deferral period one business day before the earlier of (1) the date distributions on the preferred securities are payable or (2) the date the regular trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution. The regular trustees will give notice of our selection of the deferral period to the holders of the preferred securities. If the institutional trustee is not the sole holder of the debt securities, we will give the holders of the debt securities notice of our selection of a deferral period ten business days before the earlier of (1) the interest payment date or
(2) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the debt securities of the record or payment date of the related interest payment.

MODIFICATION OF THE INDENTURES

     Unless otherwise specified in the applicable prospectus supplement, each indenture contains provisions permitting us and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities in order to:

     - evidence the succession of another corporation to Conseco and the assumption of our covenants by the successor;

     - add to our covenants or surrender any of our rights or powers;

     - add additional events of default for any series of debt securities;

     - add or change any provisions to the extent necessary to permit or facilitate the issuance of bearer securities;

     - change or eliminate any provision affecting only debt securities not yet issued;

     - provide for security for the debt securities;

     - to establish the form or terms of debt securities;

     - evidence and provide for successor trustees;

     - if allowed without penalty under applicable laws and regulations, permit payment in respect of bearer securities in the United States;

     - correct any defect or supplement any inconsistent provisions or to make any other provisions concerning matters or questions arising under the indenture, provided that the action does not adversely affect the interests of any holder of debt securities of any series; or

     - cure any ambiguity or correct any mistake.

The subordinated indenture also permits us and the trustee to enter into supplemental indentures to modify the subordination provisions contained in the subordinated indenture except in a manner adverse to any outstanding debt securities. (Section 8.1.)

     Unless otherwise specified in the applicable prospectus supplement, each indenture also contains provisions permitting us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities affected by a supplemental indenture, with the debt securities of each series voting as a class, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series, except that, without the consent of the holder of each debt security so affected, no supplemental indenture may:

     - change the time for payment of principal or premium, if any, or interest on any debt security;

     - reduce the principal of, or any installment of principal of, or premium, if any, or interest on any debt security, or change the manner in which they are determined;

     - reduce the amount of premium, if any, payable upon the redemption of any debt security;

     - reduce the amount of principal payable upon acceleration of the maturity of any debt security providing for an amount more or less than the principal amount of the debt security to be due and payable upon a declaration of maturity upon an event of default;

     - change the currency or currency unit in which any debt security or any premium or interest on the debt security is payable;

     - impair the right to institute suit for the enforcement of any payment on or regarding any debt security;

     - reduce the percentage in principal amount of the outstanding debt securities affected by the supplemental indenture the consent of whose holders is required for amendment of the indenture or for waiver of compliance with provisions of the indenture or for waiver of defaults;

     - change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

     - modify the provisions relating to the subordination of outstanding debt securities of any series in a manner adverse to the holders of the debt securities; or

     - modify the provisions relating to waiver of defaults or any of the provisions set forth above. (Section 8.2.)

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     The subordinated indenture provides that any subordinated debt securities issued under the subordinated indenture are subordinate and junior in right of payment to the extent provided in the subordinated indenture (Section 12.1 of the subordinated indenture.) to our senior indebtedness, which is defined as:

     - all of our indebtedness, whether outstanding on the date of the subordinated indenture or created after that date, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

     - any indebtedness of others of the kinds described in the preceding bulletpoint for the payment of which we are is responsible or liable as guarantor or otherwise; and

     - amendments, renewals, extensions and refundings of any of that indebtedness, unless in any instrument or instruments evidencing or securing that indebtedness or under which the indebtedness is outstanding.

     Senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Senior indebtedness does not include:

     - any of our indebtedness to any of our subsidiaries;

     - indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business; and

     - any indebtedness which by its terms ranks equally with or subordinate to the subordinated debt securities. (Section 12.2 of the subordinated indenture.)

     If (1) we default in the payment of any principal, or premium, if any, or interest on any senior indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (2) an event of default occurs for any senior indebtedness permitting the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness and written notice of the event of default, requesting that payments on subordinated debt securities cease, is given to us by the holders of senior indebtedness, then unless and until the default in payment or event of default is cured or waived or ceases to exist, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, will be made or agreed to be made on account of the subordinated debt securities or interest on the subordinated debt securities or with respect to any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities. (Section 12.4 of the subordinated indenture.)

     In the event of:

     - any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property,

     - any proceeding for the liquidation, dissolution or other winding-up of Conseco, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

     - any assignment by us for the benefit of our creditors, or

     - any other marshaling of our assets,

then all senior indebtedness including, without limitation, interest accruing after the commencement of the proceeding, assignment or marshaling of assets, must first be paid in full before any payment or distribution, whether in cash, securities or other property, is made by us on account of subordinated debt securities. In that event, except as described in this paragraph, any payment or distribution, which, but for the subordination provisions, would be payable or deliverable with respect to subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness, or to their representative or trustee, in accordance with the priorities then existing among the holders until all senior indebtedness has been paid in full. (Section 12.3 of the subordinated indenture.) The payments or distributions described in the previous sentence include those which may be payable or deliverable because of the payment of any other indebtedness of ours being subordinated to the payment of subordinated debt securities. The payments or distributions described in the first sentence of this paragraph do not include payments or distributions of our securities or the securities of any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the subordinated indenture for the indebtedness evidenced by subordinated debt securities, to the payment of all senior indebtedness at the time outstanding and to any securities issued with respect to the senior indebtedness under the plan of reorganization or readjustment. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce subordination of the indebtedness evidenced by subordinated debt securities by any act or failure to act on our part. (Section 12.9 of the subordinated indenture.)

     Senior indebtedness will be deemed to have been paid in full if the holders of senior indebtedness will have received cash, securities or other property equal to the amount of the senior indebtedness then outstanding. Upon the payment in full of all senior indebtedness, the holders of subordinated debt securities will be subrogated to all the rights of any holders of senior indebtedness to receive any further payments or distributions applicable to the senior indebtedness until all subordinated debt securities are paid in full. The payments or distributions received by any holder of subordinated debt securities, by reason of the subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of senior indebtedness, will, as between us and our creditors other than the holders of senior indebtedness, on the one hand, and the holders of subordinated debt securities, on the other, be deemed to be a payment by us on account of senior indebtedness, and not on account of subordinated debt securities. (Section 12.7 of the subordinated indenture.)

     The subordinated indenture provides that the subordination provisions described in this section, to the extent as they relate to any particular issue of subordinated debt securities, may be changed before the issuance of the subordinated debt securities. Any change of this nature would be described in the applicable prospectus supplement relating to the subordinated debt securities.

DEFEASANCE AND COVENANT DEFEASANCE

     If indicated in the applicable prospectus supplement, we may elect either to defease and be discharged from any and all obligations with respect to the debt securities of or within any series, referred to as "defeasance", or to be released from our obligations with respect to selected covenants applicable to the debt securities of or within any series, referred to as "covenant defeasance", upon the deposit with the appropriate trustee, in trust for that purpose, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on the debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or similar payments on the debt securities. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. (Article 4.) If indicated in the applicable prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which debt securities of the series are payable. (Section 3.1.)

     In addition, in order for covenants contained in the subordinated indenture to be discharged no event or condition may exist that, under provisions described in "-- Subordination under the Subordinated Indenture" above, would prevent us from making payments of principal of, and premium, if any, and interest on subordinated debt securities at the date of the required irrevocable deposit. (Section 4.6(j) of the subordinated indenture.)

     We may exercise our defeasance option for the debt securities in spite of our earlier exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of a default or an event of default. (Section 4.4.) If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default or an event of default under the covenants to which the covenant defeasance is applicable. However, if the acceleration occurs by reason of another event of default, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

THE TRUSTEES

     Unless otherwise specified in the applicable prospectus supplement, Bank of New York will be the trustee under the senior indenture, and Harris Trust and Savings Bank will be the trustee under the subordinated indenture. We may also maintain banking and other commercial relationships with each of the trustees and their affiliates in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock was 1,020,000,000 shares as of September 27, 1999, consisting of:

     - 20,000,000 shares of preferred stock, of which none were outstanding; and

     - 1,000,000,000 shares of common stock, of which 327,116,139 shares were outstanding.

     In general, our authorized preferred stock is afforded preferences regarding dividends and liquidation rights over our common stock. Our board of directors is empowered, without approval of our shareholders, to cause the preferred stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by the board, including the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of the shares have been issued, the number of shares constituting each series and the terms and conditions of the issue of each series. The following is a summary of the terms of our preferred stock and common stock and provisions of our articles of incorporation, bylaws and statutes that affect our preferred stock and common stock and is subject to the actual provisions of the articles of incorporation, bylaws and these statutes.

PREFERRED STOCK

     The applicable prospectus supplement will describe the following terms of any preferred stock offered pursuant to this prospectus, to the extent applicable to the preferred stock:

     - the specific designation, number of shares, seniority and purchase price;

     - any liquidation preference per share;

     - any date of maturity;

     - any redemption, repayment or sinking fund provisions;

     - any dividend rate or rates and the dates on which any dividends will be payable, or the method by which the rates or dates will be determined;

     - any voting rights;

     - if other than the currency of the United States, the currency or currencies, including composite currencies, in which the preferred stock is denominated and/or in which payments will or may be payable;

     - the method by which amounts with respect to the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to the calculation;

     - whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, which may include other preferred stock, debt securities, common stock or other securities or rights of Conseco, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, or a combination any of these, and the terms and conditions upon which the conversions or exchanges will be effected, including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;

     - the place or places where dividends and other payments on the preferred stock will be payable; and

     - any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

     As described under "Description of Depositary Shares", we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

COMMON STOCK

     The prospectus supplement relating to an offering of common stock will describe relevant terms, including the number of shares offered, the initial offering price, market price and dividend information.

     Dividends. Holders of common stock are entitled to receive dividends and other distributions in cash, stock or property, when, as and if declared by the board of directors out of our assets or funds legally available for payment of dividends or other distributions and will share equally on a per share basis in all dividends and other distributions, subject to the rights of holders of preferred stock.

     Voting Rights. At every meeting of shareholders, every holder of common stock is entitled to one vote per share. Subject to any voting rights which may be granted to holders of preferred stock, any action submitted to shareholders is approved if the number of votes cast in favor of the action exceeds the number of votes against, except where other provision is made by law and subject to applicable quorum requirements.

     Liquidation Rights. If there is any liquidation, dissolution or winding-up of Conseco, whether voluntary or involuntary, the holders of common stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of preferred stock then outstanding.

     The holders of common stock have no preemptive rights, cumulative voting rights, subscription rights, or conversion rights and the common stock may not be redeemed. The transfer agent and registrar for the common stock is First Union National Bank. The common stock is traded on the New York Stock Exchange under the symbol "CNC". All shares of common stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BY-LAWS

     Some provisions of our articles of incorporation and bylaws may make it more difficult to effect a change in control if our board of directors determines that the change in control would not be in the best interests of our shareholders. It could be argued, contrary to the belief of our board of directors, that these provisions are not in the best interests of the shareholders to the extent that they will have the effect of tending to discourage possible takeover bids, which might be at prices that are higher than the recent market prices for our common stock. The most important of those provisions are described below.

     Our articles of incorporation authorize the establishment in the bylaws of a classified board of directors. The bylaws, in turn, provide that the directors serve staggered three-year terms, with the members of only one class being elected in any year.

     A classified board of directors may increase the difficulty of removing incumbent directors, providing the directors with enhanced ability to retain their positions. A classified board of directors may also make it more difficult for a third party to acquire control of Conseco by means of a proxy contest. In addition, the classification may make it more difficult to replace a majority of directors for business reasons unrelated to a change in control.

     Our articles of incorporation provide that holders of our voting stock will not be entitled to vote on some business transactions, defined to include, among other things, some mergers, consolidations, sales, leases, transfers or other dispositions of a substantial part of our assets, with related persons, including persons beneficially owning more than 10% of our outstanding voting stock, nor may the business combination transactions be effected, unless:

     - the relevant business combination has been approved by two-thirds of the continuing directors; or

     - the aggregate amount of the cash and the fair value of any consideration other than cash to be received by any holder of our common stock or preferred stock in the business combination for each share of common stock or preferred stock will be at least equal to the highest per share price paid by the related person to acquire any shares of common stock or preferred stock, as the case may be, beneficially owned by the related person.

     As discussed above, our preferred stock may be issued from time to time in one or more series with the rights, preferences, limitations and restrictions that may be determined by the board of directors. The issuance of preferred stock could be used, under some circumstances, as a method of delaying or preventing a change of control of Conseco and could have a detrimental effect on the rights of holders of common stock, including loss of voting control.

     The provisions of our articles of incorporation regarding the classified board of directors and business combination transactions may be amended only with the affirmative approval of holders of at least 80% of our outstanding voting stock.

     Our bylaws may be amended by majority vote of the board of directors.

PROVISIONS OF CORPORATE AND INSURANCE LAWS

     In addition to our articles of incorporation and bylaws, some provisions of Indiana law may delay, deter or prevent a merger, tender offer or other takeover attempt of Conseco.

     Under the Indiana Business Corporation Law, a director may, in considering the best interests of a corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the corporation, on communities in which offices or other facilities of the corporation are located, and any other factors the director considers pertinent.

     The Indiana Business Corporation Law provides that no business combination, defined to include some mergers, sales of assets, sales of 5% or more of outstanding stock, loans, recapitalizations or liquidations or dissolutions, involving a corporation and an interested shareholder, defined to include any holder of 10% or more of the corporation's voting stock, may be entered into unless it has been approved by the board of directors of the corporation or:

     - five years have expired since the acquisition of shares of the corporation by the interested shareholder;

     - all requirements of the corporation's articles of incorporation relating to business combinations have been satisfied; and

     - either (1) a majority of shareholders of the corporation, excluding the interested shareholder, approve the business combination or (2) all shareholders are paid fair value for their stock, as defined in the statute.

However, this law does not restrict any offer to purchase all of a corporation's shares.

     The Indiana Business Corporation Law also provides that when a target corporation, incorporated in Indiana and having its principal place of business, principal office or substantial assets in Indiana, like Conseco, has a specified threshold of ownership by Indiana residents, any acquisition which, together with its previous holdings, gives the acquiror at least 20% of the target's voting stock triggers a shareholder approval mechanism. If the acquiror files a statutorily required disclosure statement, the target's management has 50 days within which to hold a special meeting of shareholders at which all disinterested shareholders of the target not affiliated with the acquiror or any officer or inside director of the target consider and vote upon whether the acquiror will have voting rights for the shares of the target held by it. Without shareholder approval, the shares acquired by the acquiror have no voting rights. If the acquiror fails to file the statutorily required disclosure statement, the target can redeem the acquiror's shares at a price to be determined according to procedures devised by the target. These provisions of the Indiana Business Corporation Law apply to Indiana corporations, unless the corporation has elected otherwise, which we have not done, in its articles of incorporation or bylaws.

     In addition, the insurance laws and regulations of the jurisdictions in which we or our insurance subsidiaries do business may impede or delay a business combination involving us. State insurance holding company laws and regulations applicable to us generally provide that no person may acquire control of a company, and thus indirect control of its insurance subsidiaries, unless the person has provided required information to, and the acquisition is approved or not disapproved by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the common stock would be presumed to have acquired control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following sections summarize the material terms of a deposit agreement which we may, at our option, elect to enter into, and of depositary shares and depositary receipts which would be described in the deposit agreement, and are qualified by, and are subject to, the form of deposit agreement, if any, and form of depositary receipts, if any, relating to each series of the preferred stock, as well as the articles of incorporation or any required amendment to the articles of incorporation describing the applicable series of preferred stock.

     We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement to be entered into by us and a bank or trust company selected by us as a preferred stock depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by the depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued in accordance with the deposit agreement, each of which will represent the fractional interest in the number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The preferred stock depositary will distribute all cash dividends or other cash distributions with respect to the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by the holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

     If a distribution of property other than cash on the preferred stock occurs, the preferred stock depositary will distribute the property to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by the holders, unless the preferred stock depositary determines, after consultation with us, that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, adopt a method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property, and distribution of the net proceeds from the sale to the holders.

     The amount distributed to record holders of depositary receipts in any of the cases described in this section will be reduced by any amount that we or the preferred stock depositary are required to withhold on account of taxes.

CONVERSION AND EXCHANGE

     If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange, as set forth in the applicable prospectus supplement relating to that series, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts under their terms.

REDEMPTION OF DEPOSITARY SHARES

     If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem preferred stock from the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or on a proportionate basis as we may determine.

     After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price upon redemption. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

VOTING

     Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying the holder's depositary shares. The preferred stock depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with the holder's instructions, and we will take all reasonable action that is deemed necessary by the preferred stock depositary to enable the preferred stock depositary to do so. Unless the preferred stock depositary receives specific written instructions from holders of depositary receipts, it will abstain from voting any of the preferred stock.

RECORD DATE

     Subject to the provisions of the deposit agreement, the preferred stock depositary will fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts that are entitled to receive a distribution, exercise voting rights or receive a notice whenever:

     - any cash dividend or other cash distribution becomes payable;

     - any distribution other than cash is to be made;

     - any rights, preferences or privileges will be offered relating to the preferred stock;

     - the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice; or

     - the preferred stock depositary receives notice of the mandatory conversion of, or any election on our part to call for redemption, any preferred stock.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The deposit agreement will provide that the form of depositary receipt and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts, other than taxes and other governmental charges, fees and other expenses payable by the holders as stated under "Charges of Preferred Stock Depositary", or which otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

     Whenever directed by us to do so, the preferred stock depositary will terminate the deposit agreement by mailing notice of the termination to the record holders of all depositary receipts then outstanding at least 30 days before the date fixed in the notice for the termination. The preferred stock depositary may likewise terminate the deposit agreement if at any time 45 days have expired after the preferred stock depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices, other than notice of the termination, or perform any further acts under the deposit agreement except as provided below and except that the preferred stock depositary will continue to collect dividends and any other distributions on the preferred stock and deliver the preferred stock together with the dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for any interest, in exchange for surrendered depositary receipts. At any time after the expiration of two years from the date of termination, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at any place or places and upon terms as it deems proper, and may hold the net proceeds of any sale, together with any money and other property then held by it, without liability for any interest, for the benefit, on a proportionate basis, of the holders of depositary receipts which have not been surrendered.

CHARGES OF PREFERRED STOCK DEPOSITARY

     We will pay all charges of the preferred stock depositary including charges in connection with:

     - the initial deposit of the preferred stock,

     - the initial issuance of the depositary receipts,

     - the distribution of information to the holders of depositary receipts regarding matters on which holders of preferred stock are entitled to vote,

     - withdrawals of the preferred stock by the holders of depositary receipts, or

     - redemption or conversion of the preferred stock, except for taxes, including transfer taxes, if any, and other governmental charges and the other charges that are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

DUTIES OF PREFERRED STOCK DEPOSITARY

     The preferred stock depositary will make available for inspection by holders of depositary receipts, at its corporate office and its office in New York City, all reports and communications from us which are delivered to the preferred stock depositary as the holder of preferred stock. Neither the preferred stock depositary nor we will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding with respect to any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

     The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment; provided, that if a successor preferred stock depositary has not been appointed or accepted the appointment within 45 days after the preferred stock depositary has delivered a notice of election to resign to us, the preferred stock depositary may terminate the deposit agreement.

                            DESCRIPTION OF WARRANTS

     We may issue warrants to purchase debt securities, preferred stock, common stock or any combination of any of them, and these warrants may be issued independently or together with any debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of each series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreement will be included in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the terms of any warrants for which this prospectus is being delivered, including the following:

     - the title of the warrants;

     - the aggregate number of warrants;

     - the price or prices at which the warrants will be issued;

     - the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

     - the designation and terms of the securities, other than preferred securities and common securities, purchasable upon exercise of the warrants;

     - the price at which and the currency or currencies, including composite currencies, in which the securities, other than preferred securities and common securities, purchasable upon exercise of the warrants may be purchased;

     - the date on which the right to exercise the warrants will commence and the date on which this right will expire;

     - whether the warrants will be issued in registered form or bearer form;

     - if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

     - if applicable, the designation and terms of the securities, other than preferred securities and common securities, with which the warrants are issued and the number of warrants issued with each security;

     - if applicable, the date on and after which the warrants and the related securities, other than preferred securities and common securities, will be separately transferable;

     - information about book-entry procedures, if any;

     - if applicable, a discussion of applicable United States federal income tax considerations; and

     - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

           DESCRIPTION OF PREFERRED SECURITIES OF THE CONSECO TRUSTS

     Each Conseco Trust may issue, from time to time, only one series of preferred securities having terms described in the prospectus supplement. The declaration of trust of each Conseco Trust authorizes the regular trustees of the Conseco Trust to issue on behalf of the Conseco Trust one series of preferred securities. Each declaration of trust will be qualified as an indenture under the Trust Indenture Act. The institutional trustee, an independent trustee, will act as indenture trustee for the preferred securities for purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have the terms, including distributions, redemption, voting, liquidation rights, maturity date or dates and the other preferred, deferred or other special rights or restrictions as are established by the regular trustees in accordance with the applicable declaration of trust or as are set forth in the declaration of trust or made part of the declaration of trust by the Trust Indenture Act. The prospectus supplement relating to the preferred securities of a Conseco Trust will set forth the specific terms of the preferred securities, including, to the extent applicable:

     - the distinctive designation of the preferred securities;

     - the number of preferred securities issued by the Conseco Trust;

     - the annual distribution rate, or method of determining the rate, for preferred securities issued by the Conseco Trust and the date or dates upon which distributions will be payable; provided, however, that distributions on the preferred securities will, subject to any deferral provisions and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of the preferred securities as of a record date in each quarter during which the preferred securities are outstanding and any provisions relating to the resetting or adjustment of the distribution rate;

     - any right of the Conseco Trust to defer quarterly distributions on the preferred securities as a result of an interest deferral right exercised by us on the subordinated debt securities held by the Conseco Trust;

     - whether distributions on preferred securities will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

     - the amount or amounts which will be paid out of the assets of the Conseco Trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the Conseco Trust;

     - the obligation or option, if any, of the Conseco Trust to purchase or redeem preferred securities and the price or prices at which, the period or periods within which and the terms and conditions upon which preferred securities will be purchased or redeemed, in whole or in part, under this obligation or option with the redemption price or formula for determining the redemption price to be specified in the applicable prospectus supplement;

     - the voting rights, if any, of preferred securities in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities as a condition to specified action or amendments to the declaration of trust;

     - the terms and conditions, if any, upon which subordinated debt securities held by the Conseco Trust may be distributed to holders of preferred securities; and

     - any other relevant terms, rights, preferences, privileges, limitations or restrictions of preferred securities consistent with the declaration of trust or applicable law.

All preferred securities offered by the prospectus will be guaranteed by us to the extent set forth below under "Description of Guarantees." The guarantee issued by us to each Conseco Trust, when taken together with our back-up undertakings, consisting of our obligations under each declaration of trust, including the obligation to pay expenses of each Conseco Trust, the applicable indenture and any applicable supplemental indentures and the subordinated debt securities issued to any Conseco Trust will provide a full and unconditional guarantee by us of amounts due on the preferred securities issued by each Conseco Trust. The payment terms of the preferred securities will be the same as the subordinated debt securities issued to the applicable Conseco Trust by us.

     Each declaration of trust authorizes the regular trustees to issue on behalf of the applicable trust one series of common securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the regular trustees in accordance with the declaration of trust or that are otherwise set forth in the declaration of trust. The terms of the common securities issued by each Conseco Trust will be substantially identical to the terms of the preferred securities issued by the Conseco Trust, and the common securities will rank equally, and payments will be made on the common securities on a proportionate basis, with the preferred securities except that, if an event of default under the declaration of trust has occurred and is continuing, the rights of the holders of the common securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. The common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the Conseco Trust. We will own directly or indirectly all of the common securities of each Conseco Trust.

     The financial statements of any Conseco Trust that issues preferred securities will be reflected in our consolidated financial statements with the preferred securities shown as company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under minority interest in consolidated subsidiaries. We will include in a footnote to our audited financial statements, statements that the applicable Conseco Trust is wholly-owned by us and that the sole asset of the Conseco Trust is the subordinated debt securities, indicating the principal amount, interest rate and maturity date of the subordinated debt securities.

                           DESCRIPTION OF GUARANTEES

     Set forth below is a summary of information concerning the guarantees that will be executed and delivered by us for the benefit of the holders, from time to time, of preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable prospectus supplement, Harris Trust and Savings Bank will act as the preferred securities guarantee trustee. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act. The following is a summary of the material terms of the guarantees. You should refer to the provisions of the form of guarantee, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part, and the Trust Indenture Act. Each guarantee will be held by the preferred securities guarantee trustee for the benefit of the holders of the preferred securities of the applicable Conseco Trust.

     Unless otherwise specified in the applicable prospectus supplement, we will agree, to the extent set forth in each guarantee, to pay in full to the holders of the preferred securities, the payments and distributions to be made with respect to the preferred securities, except to the extent paid by the applicable Conseco Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the Conseco Trust may have or assert. The following payments or distributions with respect to the preferred securities, to the extent not paid by the Conseco Trust, will be subject to the guarantee, without duplication:

     - any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the Conseco Trust has funds available to make the payment;

     - the redemption price, to the extent the Conseco Trust has funds available to make the payment, for any preferred securities called for redemption by the Conseco Trust; and

     - upon a voluntary or involuntary dissolution, winding-up or termination of the Conseco Trust, other than in connection with the distribution of subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities upon maturity or redemption of the subordinated debt securities, the lesser of (1) the sum of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the Conseco Trust has funds available to make the payment or (2) the amount of assets of the Conseco Trust remaining for distribution to holders of the preferred securities in liquidation of the Conseco Trust.

Our obligation to make a guarantee payment may be satisfied by our direct payment of the required amounts to the holders of preferred securities or by causing the applicable Conseco Trust to pay the amounts to the holders.

     Each guarantee will not apply to any payment of distributions except to the extent the applicable Conseco Trust has funds available to make the payment. If we do not make interest or principal payments on the subordinated debt securities purchased by the Conseco Trust, the Conseco Trust will not pay distributions on the preferred securities issued by the Conseco Trust and will not have funds available to make the payment.

     We have also agreed to guarantee the obligations of each Conseco Trust with respect to the common securities issued by the Conseco Trust to the same extent as the guarantee with respect to the preferred securities, except that, if an event of default under the subordinated indenture has occurred and is continuing, holders of preferred securities guaranteed by us will have priority over holders of the common securities guaranteed by us with respect to distributions and payments on liquidation, redemption or otherwise.

COVENANTS OF CONSECO

     Unless otherwise specified in the applicable prospectus supplement, in each guarantee of the payment obligations of a Conseco Trust with respect to preferred securities, we will covenant that, so long as any preferred securities issued by the Conseco Trust remain outstanding, if there has occurred any event of default under the guarantee or under the declaration of trust of the Conseco Trust, then we will not:

     - declare or pay any dividend on, make any other distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock, except:

         (1) purchases or acquisitions of our capital stock in connection with the satisfaction of our obligations under any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase our capital stock;

         (2) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

         (3) the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of our capital stock or the security being converted or exchanged;

         (4) dividends or distributions in our capital stock, or rights to acquire our capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock; or

         (5) redemptions or repurchases of any rights outstanding under a shareholder rights plan;

     - make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us which rank junior to the subordinated debt securities issued to the applicable Conseco Trust; and

     - make any guarantee payments regarding the foregoing, other than under a guarantee of the payment obligations of a Conseco Trust with respect to preferred securities.

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

     Except for any changes that do not adversely affect the rights of holders of preferred securities, in which case no consent of the holders will be required, each guarantee of the payment obligations of a Conseco Trust with respect to preferred securities may be amended only with the prior approval of the holders of at least a majority in liquidation amount of the outstanding preferred securities of the Conseco Trust. The manner of obtaining any approval of holders of the preferred securities will be set forth in accompanying prospectus supplement. All guarantees and agreements contained in a guarantee of the obligations of a Conseco Trust with respect to preferred securities will bind the successors, assigns, receivers, trustees and representatives of Conseco and will inure to the benefit of the holders of the preferred securities of the applicable Conseco Trust then outstanding.

EVENTS OF DEFAULT

     An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee. The holders of a majority in liquidation amount of the preferred securities to which the preferred securities guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under the guarantee.

     If the preferred securities guarantee trustee fails to enforce the guarantee, any record holder of preferred securities to which the guarantee relates may institute a legal proceeding directly against us to enforce the preferred securities guarantee trustee's rights under the guarantee without first instituting a legal proceeding against the applicable Conseco Trust, the preferred securities guarantee trustee or any other person or entity. If we have failed to make a guarantee payment under a guarantee, a record holder of preferred securities to which the guarantee relates may directly institute a proceeding against us for enforcement of the guarantee for the payment to the record holder of the preferred securities to which the guarantee relates of the principal of or interest on the applicable subordinated debt securities on or after the respective due dates specified in the subordinated debt securities, and the amount of the payment will be based on the holder's proportionate share of the amount due and owing on all of the preferred securities to which the guarantee relates. We have waived any right or remedy to require that any action be brought first against the applicable Conseco Trust or any other person or entity before proceeding directly against us. The record holder in the case of the issuance of one or more global preferred securities certificates will be The Depository Trust Company, or its nominee, acting at the direction of the beneficial owners of the preferred securities.

     We will be required to provide annually to the preferred securities guarantee trustee a statement as to the performance of our obligations under each outstanding preferred securities guarantee and as to any default in our performance.

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

     The preferred securities guarantee trustee, before the occurrence of a default under a preferred securities guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee and, after a default under a guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the preferred securities guarantee trustee in exercising any of its powers.

TERMINATION

     Each preferred securities guarantee will terminate as to the preferred securities issued by the applicable Conseco Trust upon full payment of the redemption price of all preferred securities of the Conseco Trust, upon distribution of the subordinated debt securities held by the Conseco Trust to the holders of all of the preferred securities of the Conseco Trust or upon full payment of the amounts payable in accordance with the declaration of trust of the Conseco Trust upon liquidation of the Conseco Trust. Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the applicable Conseco Trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

STATUS OF THE GUARANTEES

     The preferred stock guarantees will constitute our unsecured obligations and will rank:

     - subordinate and junior in right of payment to all of our other liabilities, including the subordinated debt securities, except those liabilities made equivalent or subordinate by their terms;

     - equivalently with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates; and

     - senior to our common stock.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of our guarantee relating to the preferred securities.

     Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

GOVERNING LAW

     The preferred securities guarantees will be governed by and construed in accordance with the law of the State of New York.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, shares of common stock, preferred stock or depositary shares at a future date or dates or, in any case, a number or dollar amount to be determined by a specified formula or some other means. The consideration for the common stock, preferred stock or depositary shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and our debt securities, preferred securities issued by a Conseco Trust or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. We may be required under the stock purchase contracts to make periodic payments to the holders of the stock purchase units or by the stock purchase units to make periodic payments to the holders of the stock purchase units, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units.

                              PLAN OF DISTRIBUTION

     We and/or any Conseco Trust may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

     - through agents;

     - to or through underwriters;

     - through dealers; or

     - directly to purchasers.

     The prospectus supplement for the securities will set forth the terms of the offering of the securities, including the name or names of any underwriters, dealers or agents; the purchase price of the securities and the proceeds to us and/or a Conseco Trust from the sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or the applicable Conseco Trust to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

     If securities are sold by means of an underwritten offering, we and/or the applicable Conseco Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for the sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We and/or the applicable Conseco Trust may also agree with an underwriter or underwriters to enter into an underwriting agreement or conduct an underwritten offering, in each case, at some future date. If underwriters are utilized in the sale of the securities with respect to which this prospectus is delivered, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specific conditions and that the underwriters for a sale of securities will be obligated to purchase all of the securities of a series if any are purchased.

     If a dealer is utilized in the sales of the securities with respect to which this prospectus is delivered, we and/or the applicable Conseco Trust will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of 1933, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to the sale of securities.

     Offers to purchase securities may be solicited directly by us and/or the applicable Conseco Trust and the sale of securities may be made by us and/or the applicable Conseco Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 for any resale of securities. The terms of any sales will be described in the prospectus supplement relating to the sale of securities.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by us and/or the applicable Conseco Trust against specified liabilities, including liabilities under the Securities Act of 1933.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

     Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment under their terms, the occurrence of specified events, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the applicable Conseco Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as the term is defined in the Securities Act of 1933, in connection with the securities remarketed by the remarketing firms. Remarketing firms may be entitled under agreements which may be entered into with us and/or the applicable Conseco Trust to indemnification or contribution by us and/or the applicable Conseco Trust against specified civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

     If so indicated in the applicable prospectus supplement, we and/or the applicable Conseco Trust may authorize agents, underwriters or dealers to solicit offers by specified types of institutions to purchase securities from us and/or the applicable Conseco Trust at the public offering prices set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable prospectus supplement will be paid to underwriters, dealers and agents soliciting purchases of securities under the delayed delivery contracts accepted by us and/or the applicable Conseco Trust.

     No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this prospectus, any accompanying prospectus supplement or the documents incorporated or deemed incorporated into this prospectus by reference. If given or made, the information or representations must not be relied upon as having been authorized by us or any underwriter, dealer or agent. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates, or an offer to sell or a solicitation of an offer to buy those securities to which it relates, in any jurisdiction where, or to any person to whom, it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made under this prospectus should, under any circumstances, create any implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date of this prospectus.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     All statements, trend analyses and other information contained in this prospectus, any prospectus supplement or any document incorporated into this prospectus by reference relative to markets for the our products and trends in our operations or financial results, as well as other statements including words like "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "could," "goal," "target," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, among other things:

     - general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect, among other things, our ability to sell our products, make loans and access capital resources and the costs associated therewith, the market value of our investments, the lapse rate and profitability of our policies and the level of defaults and prepayments of loans we make;

     - our ability to achieve anticipated synergies and levels of operational efficiencies;

     - customer response to new products, distribution channels and marketing initiatives;

     - mortality, morbidity, usage of health care services and other factors which may affect the profitability of our insurance products;

     - changes in the federal income tax laws and regulations which may affect the relative tax advantages of some of our products;

     - increasing competition in the sale of insurance and annuities and in the finance business;

     - regulatory changes or actions, including those relating to regulation of financial services affecting, among other things, bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of insurance products, and health care regulation affecting our health insurance products;

     - the availability and terms of future acquisitions;

     - our ability and the ability of our vendors and other external parties to achieve year 2000 readiness for significant systems and operations on a timely basis; and

     - the risk factors or uncertainties listed from time to time in any prospectus supplement or any document incorporated into this prospectus by reference.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, the legal validity of securities, other than the preferred securities, will be passed upon for us by John J. Sabl, our Executive Vice President and General Counsel. Mr. Sabl is a full-time employee and owns shares and holds options to purchase shares of our common stock. Matters of Delaware law relating to the validity of the preferred securities will be passed upon for the Conseco Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Conseco Trusts.

                                    EXPERTS

     The consolidated financial statements of Conseco at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which are incorporated by reference in this prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon, which as to the years 1997 and 1996, insofar as the financial statements relate to Green Tree Financial Corporation, is based on the report of KPMG LLP, independent auditors. The financial statements referred to above are incorporated herein by reference in reliance upon these reports given upon the authority of the firms as experts in accounting and auditing.

--------------------------------------------------------------------------------

                                 $3,700,000,000
                                                                  [CONSECO LOGO]
                                 CONSECO, INC.

                       SENIOR MEDIUM-TERM NOTES, SERIES C
                    SUBORDINATED MEDIUM-TERM NOTES, SERIES C
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                      ------------------------------------

                             PROSPECTUS SUPPLEMENT

                      ------------------------------------

                              MERRILL LYNCH & CO.

                         BANC OF AMERICA SECURITIES LLC

                             CHASE SECURITIES INC.

                           DEUTSCHE BANC ALEX. BROWN

                          FIRST UNION SECURITIES, INC.

                              GOLDMAN, SACHS & CO.

                                LEHMAN BROTHERS

                                    SG COWEN

                            WARBURG DILLON READ LLC

                                OCTOBER 7, 1999

--------------------------------------------------------------------------------